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                           LOAN AND SECURITY AGREEMENT

                                JAY JACOBS, INC.

                                   as Borrower



                                1530 Fifth Avenue
                            Seattle, Washington 98101

                           Fed ID Tax No.: 91-0698077

                                  $15,000,0000



                                  May 29, 1998



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                                CORPORATE FINANCE


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
                                TABLE OF CONTENTS


1. DEFINITIONS.................................................................1


1.2 OTHER TERMS................................................................9


2. LOANS; INTEREST RATE AND OTHER CHARGES......................................9

     2.1     Total Facility....................................................9
     2.2     Loans.............................................................9
     2.3     Overlines; Overadvances...........................................9
     2.4     Letters of Credit.................................................9
     2.5     Loan Account.....................................................10
     2.6     Interest; Fees...................................................10
     2.7     Default Interest Rate............................................10
     2.8     Examination Fee..................................................10
     2.9     Excess Interest..................................................10
     2.10    Principal Payments; Proceeds of  Collateral......................11
     2.11    Application of Collateral........................................12
     2.12    Application of Payments..........................................12
     2.13    Notification of Closing..........................................13

3. SECURITY...................................................................13

     3.1     Security Interest in the Collateral..............................13
     3.2     Perfection and Protection of Security Interest...................13
     3.3     Preservation of Collateral.......................................13
     3.4     Insurance........................................................13
     3.5     Collateral Reporting; Inventory..................................13
     3.6     Inventory; Receivables...........................................14
     3.7     Equipment........................................................14
     3.8     Other Liens; No Disposition of  Collateral.......................14
     3.9     Collateral Security..............................................15

4. CONDITIONS OF CLOSING......................................................15

     4.1     Initial Advance..................................................15
     4.2     Subsequent Advances..............................................17

5. REPRESENTATIONS AND WARRANTIES.............................................17

     5.1     Due Organization.................................................17
     5.2     Other Names......................................................18
     5.3     Due Authorization................................................18
     5.4     Binding Obligation...............................................18
     5.5     Intangible Property..............................................18
     5.6     Capital..........................................................18
     5.7     Material Litigation..............................................18
     5.8     Title; Security Interests of FINOVA..............................18

     5.9     Restrictive Agreements; Labor Contracts..........................18
     5.10    Laws.............................................................18
     5.11    Consents.........................................................18
     5.12    Defaults.........................................................18
     5.13    Financial Condition..............................................18
     5.14    ERISA............................................................19
     5.15    Taxes............................................................19
     5.16    Locations; Federal Tax ID No.....................................19
     5.17    Business Relationships...........................................19
     5.18    Reaffirmations...................................................19
     5.19    Bank Accounts....................................................19

6. COVENANTS..................................................................19

     6.1     Affirmative Covenants............................................19
     6.1.1   Taxes............................................................19
     6.1.2   Notice of Litigation.............................................19
     6.1.3   ERISA............................................................19
     6.1.4   Change in Location...............................................19
     6.1.5   Corporate Existence..............................................19
     6.1.6   Labor Disputes...................................................19
     6.1.7   Violations of Law................................................19
     6.1.8   Defaults.........................................................20
     6.1.9   Capital Expenditures.............................................20
     6.1.10  Books and Records................................................20
     6.1.11  Leases; Warehouse Agreements.....................................20
     6.1.12  Additional Documents.............................................20
     6.1.13  Financial Covenants..............................................20
     6.1.14  New MIS System...................................................20
     6.1.15  Bank Direction Letters...........................................20
     6.1.16  Change in Bank Accounts..........................................20
     6.1.17  Blocked Account Direction........................................20
     6.1.18  Customs, Duty and Freight........................................20
     6.1.19  Qualifying Bills of Lading.......................................21
     6.1.20  Booking of In-Transit Inventory and Related Liabilities..........21
     6.1.18  Supplemental Disclosure..........................................21
     6.2     Negative Covenants...............................................21
     6.2.1   Mergers..........................................................21
     6.2.2   Loans............................................................21
     6.2.3   Dividends........................................................21
     6.2.4   Adverse Transactions.............................................21
     6.2.5   Indebtedness of Others...........................................21
     6.2.6   Repurchase.......................................................21
     6.2.7   Name.............................................................21
     6.2.8   Prepayment.......................................................21
     6.2.9   Capital Expenditure..............................................22

     6.2.10  Compensation.....................................................22
     6.2.11  Indebtedness.....................................................22
     6.2.12  Affiliate Transactions...........................................22
     6.2.13  Nature of Business...............................................22
     6.2.14  FINOVA's Name....................................................22
     6.2.15  Margin Security..................................................22
     6.2.16  Real Property....................................................22
     6.2.17  Issuance of Stock................................................22
     6.2.18  Change in Fiscal Year; Auditors..................................22
     6.2.19  Preferred Stock..................................................22

7. DEFAULT AND REMEDIES.......................................................23

     7.1     Events of Default................................................23
     7.2     Remedies.........................................................24
     7.3     Standards for Determining Commercial Reasonableness..............24

8. EXPENSES AND INDEMNITIES...................................................24

     8.1     Expenses.........................................................24
     8.2     Environmental  Matters...........................................25

9. MISCELLANEOUS..............................................................25

     9.1     Examination of Records; Financial Reporting......................25
     9.2     Term; Termination................................................26
     9.3     Recourse to Security; Certain Waivers............................26
     9.4     No Waiver by FINOVA..............................................26
     9.5     Binding on Successor and Assigns.................................26
     9.6     Severability.....................................................26
     9.7     Amendments; Assignments..........................................26
     9.8     Integration......................................................26
     9.9     Survival.........................................................26
     9.10    Evidence of Obligations..........................................26
     9.11    Loan Requests....................................................27
     9.12    Notices..........................................................27
     9.13    Brokerage Fees...................................................27
     9.14    Disclosure.......................................................27
     9.15    Publicity........................................................27
     9.16    Captions.........................................................27
     9.17    Injunctive Relief................................................27
     9.18    Counterparts; Facsimile Execution................................27
     9.19    Construction.....................................................27
     9.20    Time of Essence..................................................27
     9.21    Limitation of Actions............................................27
     9.22    Liability........................................................28
     9.23    Notice of Breach by FINOVA.......................................28
     9.24    Application of Insurance Proceeds................................28

     9.25    Power of Attorney................................................28
     9.26    Governing Law; Waivers...........................................28
     9.27    MUTUAL WAIVER OF RIGHT TO JURY TRIAL.............................29

THIS LOAN AND SECURITY AGREEMENT (collectively with the Schedule to Loan Agreement (the "Schedule") attached hereto, the "Agreement") dated the date set forth on the cover page, is entered into by and between the borrower named on the cover page (jointly and severally, the "Borrower"), whose address is set forth on the cover page and FINOVA Capital Corporation, for itself as a lender and as agent for other lenders signatory hereto from time to time ("FINOVA"), whose address is 355 South Grand Avenue, Los Angeles, California 90071.

1. DEFINITIONS.

          1.1 Defined Terms. As used in this Agreement, the following terms have the definitions set forth below:

     "ADA" has the meaning set forth in Section 4.1(w) hereof.

     "Additional Equity" means an aggregate cash equity contribution (net of customary investment banking fees of the Subordinating Creditors, reimbursable expenses of the Subordinating Creditors, and out of pocket fees and expenses of Borrower) previously received by Borrower of approximately $6,000,000.

     "Additional Sums" has the meaning set forth in Section 2.9(a) hereof.

     "Advance Rate" means a percentage rate, established on a monthly basis, equal to the product of (i) the Net GOB Sale Value Rate of Borrower's Eligible Inventory as of the date of the most recent monthly Appraisal Report and (ii) a percentage equal to (A) from the Closing Date to and including August 15, 1999, 100% and (B) from August 16, 1999 thereafter, 95%. The Advance Rate so computed will remain in effect until the next monthly Appraisal Report has been delivered. In the event, for any reason, the next monthly Appraisal Report is not timely delivered, FINOVA shall be entitled to adjust the Advance Rate or impose such Loan Reserves as FINOVA may deem appropriate in its discretion until such monthly Appraisal Report is received.

     "Affiliate" means any Person controlling, controlled by or under common control with Borrower. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of any Person, whether through ownership of common or preferred stock or other equity interests, by contract or otherwise. Without limiting the generality of the foregoing, each of the following shall be an
Affiliate: any officer, director, employee or other agent of Borrower, any shareholder, member or subsidiary of Borrower, and any other Person with whom or which Borrower has common shareholders, officers or directors.

     "Agreement" has the meaning set forth in the preamble.

     "Applicable Usury Law" has the meaning set forth in Section 2.9(b) hereof.

     "Appraisal Report" means, at any time, the most recent report specifying the Net GOB Sale Value Rate of Borrower's Eligible Inventory performed by a Liquidator (at Borrower's sole expense).

     "Bank Direction Letter" has the meaning set forth in Section 6.1.15 hereof.

     "Blocked Account" has the meaning set forth in Section 2.10(c) hereof.

     "Business Day" means any day on which commercial banks in both Los Angeles, California and Phoenix, Arizona are open for business.

     "Capital Expenditures" means all expenditures made and liabilities incurred for the acquisition of any fixed asset or improvement, replacement, substitution or

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          FINOVA                                     Loan and Security Agreement
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addition thereto which has a useful life of more than one year and including, without limitation, those arising in connection with Capital Leases.

     "Capital Lease" means any lease of property by Borrower that, in accordance with GAAP, should be capitalized for financial reporting purposes and reflected as a liability on the balance sheet of Borrower.

     "Carrier Letter" means a letter agreement executed by a common carrier in favor of and in form and substance acceptable to FINOVA prohibiting such carrier from diverting such Inventory and waiving such carrier's offset rights against such Inventory.

     "Closing Date" means the date of the initial advance made by FINOVA pursuant to this Agreement.

     "Code" means the Uniform Commercial Code as adopted and in effect in the State of Arizona from time to time.

     "Collateral" has the meaning set forth in Section 3.1 hereof.

     "Collateral Monitoring Fee" has the meaning set forth in the Schedule.

     "Deposit Accounts" has the meaning set forth in Section 9105 of the Code.

     "Dominion Account" has the meaning set forth in Section 2.10(c) hereof.

     "Earnings Before Interest, Taxes, Depreciation and Amortization" for any fiscal period of Borrower means the net income of Borrower for such fiscal period, plus interest expense, depreciation and amortization and provision for income taxes for such fiscal period, and minus non-recurring miscellaneous income and expenses, all calculated in accordance with GAAP.

     "Eligible Inventory" means Inventory and such other inventory which FINOVA, in its Permitted Discretion, deems Eligible Inventory, based on such considerations as FINOVA may from time to time deem appropriate. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in FINOVA's Permitted Discretion, such Inventory (i) consists of In-Transit Inventory and finished goods, in good, new and salable condition which are not obsolete, unmerchantable, slow moving, returned, damaged and/or defective, (ii) are not comprised of work in process, packaging materials or supplies; (iii) meets all standards imposed by any governmental agency or authority; (iv) conforms in all respects to the warranties and representations set forth herein; (v) are at all times subject to FINOVA's duly perfected, first priority security interest; (vi) except for In-Transit Inventory, are situated at a location in compliance with Section 5.16 hereof; (vii) are not consigned Inventory; (viii) except for In-Transit Inventory, are situated at locations with respect to which FINOVA has received landlord, bailee and/or mortgagee waivers in accordance with Sections 4.1 (j) and 6.1.4, unless FINOVA has established Loan Reserves therefor against the Revolving Credit Loans to the extent permitted herein; (ix) are not of a class or type of Inventory that has not turned-over within one year; and (x) are not produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in 29 U.S.C. ss. 215 or any successor statute or section.

     "Equipment" means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

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          FINOVA                                     Loan and Security Agreement
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     "ERISA" means the Employment Retirement Income Security Act of 1974, as
amended, and the regulations thereunder.

     "ERISA Affiliate" means each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which Borrower is a member and which is treated as a single employer under ERISA Section 4001(b)(1), or IRC Section 414.

     "Event of Default" means any of the events set forth in Section 7.1 of this Agreement.

     "Examination Fee" has the meaning set forth in the Schedule.

     "Excess Availability" means, as of the date of determination thereof, the amount by which the average daily total principal balance of the Revolving Credit Loans facility which Borrower would be permitted to have outstanding over the prior 30 days, based on the formulas and reserves set forth in the Schedule, exceeds the Revolving Credit Loans then actually outstanding, such excess then being reduced by an amount necessary to provide for the payment of all accounts payable of Borrower which are more than 60 days past due date and all book overdrafts.

     "Facility Fee" has the meaning set forth in the Schedule.

     "FINOVA Affiliate" has the meaning set forth in Section 9.22 hereof.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for the financial covenants set forth in this Agreement, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to FINOVA prior to the date hereof.

     "General Intangibles" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, Trademarks, Licenses and Patents, names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against FINOVA, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance) tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by an account debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

     "Guarantor" has the meaning set forth in the Schedule.

     "Guaranty" has the meaning set forth in the Schedule.

     "Indebtedness" means all of Borrower's present and future obligations, liabilities, debts, claims and indebtedness, contingent, fixed or otherwise, however evidenced, created, incurred, acquired, owing or arising, whether

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          FINOVA                                     Loan and Security Agreement
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under written or oral agreement, operation of law or otherwise, and includes, without limiting the foregoing (i) the Obligations, (ii) obligations and liabilities of any Person secured by a lien, claim, encumbrance or security interest upon property owned by Borrower, even though Borrower has not assumed or become liable therefor, (iii) obligations and liabilities created or arising under any lease (including Capital Leases) or conditional sales contract or other title retention agreement with respect to property used or acquired by Borrower, even though the rights and remedies of the lessor, seller or lender are limited to repossession, (iv) all unfunded pension fund obligations and liabilities and (v) deferred taxes.

     "Initial Term" has the meaning set forth on the Schedule.

     "In-Transit Inventory" means Inventory which consisting of first quality finished goods of the type normally held for sale in the ordinary course of Borrower's business which are currently in-transit to Borrower from a supplier thereof and (I) if located outside the United States, are (a) either evidenced by a Qualifying Bill of Lading or to be acquired by Borrower from a supplier to which a Letter of Credit has been issued for the full purchase price thereof which contains as a condition to drawing thereunder the presentation of a Qualifying Bill of Lading or (b) fully insured in-transit against such risks (including war risks), pursuant to such terms and conditions and in such amounts as FINOVA may deem appropriate which insurance shall name FINOVA loss payee thereunder; or (II) if located in the United States, are under the control of a common carrier which has executed a Carrier Letter.

     "In-Transit Reserve" means a special Loan Reserve on an amount determined by FINOVA in its Permitted Discretion to reflect the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties and other similar unpaid costs associated with the acquisition or transportation of In-Transit Inventory.

     "Inventory" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all documents of title or other documents representing them.

     "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     "L/C Fee" has the meaning set forth in Section 2.4 hereof.

     "Letters of Credit" has the meaning set forth in Section 2.4. hereof.

     "Liquidator" means Hilco/Great American Group, L.L.C. or such other nationally recognized liquidation appraiser acceptable to FINOVA in its sole discretion.

     "Loans" has the meaning set forth in Section 2.2 hereof.

     "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower and payable to FINOVA, and any other present or future agreement entered into in connection with this Agreement, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

     "Loan Party" means Borrower, the Guarantor, each Subordinating Creditor and

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          FINOVA                                     Loan and Security Agreement
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each other party (other than FINOVA) to any Loan Document.

     "Loan Reserves" means, as of any date of determination, the Unpaid Rent Reserve, the In-Transit Reserve, and such other amounts as FINOVA may from time to time establish and revise in good faith reducing the amount of Revolving Credit Loans and Letters of Credit which would otherwise be available to Borrower under the lending formula(s) provided in the Schedule: (a) to reflect events, conditions, contingencies or risks which, as determined by FINOVA in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Guarantor or (iii) the security interests and other rights of FINOVA in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect FINOVA's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to FINOVA is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which FINOVA determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default (provided, that, so long as no Event of Default has occurred and is continuing, no Loan Reserves for rental obligations will be imposed due to Borrower's failure to deliver landlord waivers for leased locations so long as at least 50% of the Borrower's Collateral locations situated in statutory lien states are covered by an acceptable landlord waiver in favor of FINOVA).

     "Loan Year" means each twelve month period commencing on the Closing Date.

     "Maximum Interest Rate" has the meaning set forth in Section 2.9(c) hereof.

     "Multiemployer Plan" means a "multiemployer plan" as defined in ERISA Sections 3(37) or 4001(a)(3) or IRC Section 414(f) which covers employees of Borrower or any ERISA Affiliate.

     "Net GOB Sale Value Rate" means a percentage of Borrower's Eligible Inventory established by the Liquidator in the most recently received Appraisal Report which reflects the net cash value to be derived from a sale or disposition at a liquidation or going-out-of-business sale of Borrower's Eligible Inventory after deducting all costs, expenses and fees attributable to such liquidation, including, without limitation, all fees, costs and expenses of any liquidator(s) engaged to conduct such sale.

     "Obligations" means all present and future loans, advances, debts, liabilities, obligations, covenants, duties and indebtedness at any time owing by Borrower to FINOVA, whether evidenced by this Agreement, any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by FINOVA in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, Examination Fee, letter of credit fees, Collateral Monitoring Fee, Facility Fee, Termination Fee, and any other sums chargeable to Borrower hereunder or under any other agreement with FINOVA.

     "Operating Cash Flow/Actual" means, for any period, Borrower's net income or loss (excluding the effect of any extraordinary gains or losses), determined in accordance with GAAP, plus or minus each of the following items, to the extent deducted from or added to the revenues of Borrower in the calculation of net income or loss: (i) depreciation; (ii) amortization and other non-cash charges; (iii)

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          FINOVA                                     Loan and Security Agreement
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interest expense paid or accrued; and (iv) total federal and state income tax expense determined as the accrued liability of Borrower in respect of such period, regardless of what portion of such expense has actually been paid by Borrower during such period; and after deduction for each of (a) federal and state income taxes, to the extent actually paid during such period; (b) any non-cash income; and (c) all actual Capital Expenditures made during such period and not financed.

     "Overadvance" has the meaning set forth in Section 2.3.

     "Overline" has the meaning set forth in Section 2.3.

     "PBGC" means the Pension Benefit Guarantee Corporation.

     "Permitted Discretion" means FINOVA's judgment exercised in good faith based upon its consideration of any factor which FINOVA believes in good faith:
(i) will or could adversely affect the value of any Collateral, the enforceability or priority of FINOVA's liens thereon or the amount which FINOVA would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to FINOVA by any Person on behalf of the Borrower is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving the Borrower, any Loan Party or any of the Collateral, or (iv) creates or reasonably could be expected to create an Event of Default. In exercising such judgment, FINOVA may consider such factors already included in or tested by the definition of Eligible Inventory, as well as any of the following: (i) the financial and business climate of the Borrower's industry and general macroeconomic conditions, (ii) changes in demand for, and pricing of, Inventory, (iii) changes in any concentration of risk with respect to Inventory, and (iv) any other factors that change the credit risk of lending to the Borrower on the security of the Inventory. The burden of establishing lack of good faith hereunder shall be on the Borrower.

     "Permitted Encumbrance" means each of the liens, mortgages and other security interests set forth on the Schedule.

     "Permitted Senior Indebtedness" has the meaning set forth in the Schedule.

     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, government, or any agency or political division thereof, or any other entity.

     "Plan" means any plan described in ERISA Section 3(2) maintained for employees of Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     "Preferred Stock" means Borrower's Series A Preferred Stock and Series B Preferred Stock, in each case issued pursuant to the terms of the Statement of Rights and Preferences.

     "Prepared Financials" means the balance sheets of Borrower as of the date set forth in the Schedule in the section entitled 'Reporting Requirements', and as of each subsequent date on which audited balance sheets are delivered to FINOVA from time to time hereunder, and the related statements of operations, changes in stockholder's equity and changes in cash flow for the periods ended on such dates.

     "Prime Rate" has the meaning set forth in the Schedule.

     "Prohibited Transaction" means any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Section 4975(c)(2) of the IRC.

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          FINOVA                                     Loan and Security Agreement
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     "Projected Debt Service Multiple" means _______________________.<F1>

     "Qualified Carrier" see definition of "Trucking Report" infra.

     <F2>["Qualifying Bill of Lading" means a negotiable bill of lading issued by a common carrier in form and substance acceptable to FINOVA, specifying as the consignee thereof (i) the issuer of the applicable Letter of Credit issued to facilitate the payment of the goods represented by such negotiable bill of lading or (ii) FINOVA if no Letter of Credit was required to be issued as a condition to the issuance of such negotiable bill of lading.

     "Receivables" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), proceeds of any letters of credit naming Borrower as beneficiary, contract rights, chattel paper, instruments, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, whether secured or unsecured, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

     "Renewal Term" has the meaning set forth on the Schedule.

     "Reportable Event" means a reportable event described in Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in
Section 4063 of ERISA, or a cessation of operations described in Section 4068(f) of ERISA.

     "Revolving Credit Loans" has the meaning set forth in the Schedule.

     "Revolving Credit Limit" has the meaning set forth in the Schedule.

     "Revolving Interest Rate" has the meaning set forth in the Schedule.

     "Schedule" has the meaning set forth in the preamble.

     "Senior Contractual Debt Service" means, for any period, the sum of payments made or required to be made by Borrower during such period for interest only payments due on the Revolving Credit Loans facility plus the L/C Fee, the Collateral Monitoring Fee, the Facility Fee and any other fees payable by Borrower under this Agreement from time to time.

     "Start Date" has the meaning set forth in the Schedule.

     "Statement of Rights and Preferences of Preferred Stock" means the Statement of Rights and Preferences of Series A Preferred Stock and Series B Preferred Stock of the Borrower, as in effect on December 3, 1997 and as amended from time to time with the consent of FINOVA.

     "Stock Pledge Agreement" has the meaning set forth in Section 4.1(y) hereof.

     "Subordinated Debt" means liabilities of Borrower the repayment of which is subordinated, to the payment and performance of the Obligations, pursuant to a subordination agreement acceptable to FINOVA in its sole discretion.

     "Subordinating Creditors" has the meaning set forth in the Schedule.

     "Termination Fee" has the meaning set forth in Section 9.2(d) hereof.

     "Third Party Interactives" means all Persons with whom Borrower exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors,

------------------------
1 FINOVA to provide specific financial statements that will be used to determine the Projected Debt Service Multiple to be used after July 31, 2000

2  FINOVA to confirm LOC/Bill of Lading Procedures

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


processors-converters, shippers and warehousemen.

     "Total Contractual Debt Service" means, for any period, the sum of payments made (or, as to clause (i) of this sentence, required to be made) by Borrower during such period for (i) Senior Contractual Debt Service, (ii) interest and scheduled principal payments due on any and all other Indebtedness of Borrower, including without limitation the Subordinated Debt and (iii) all scheduled dividends, distributions and redemptions in respect of any Preferred Stock of Borrower.

     "Total Facility" has the meaning set forth in Section 2.1 hereof.

     "Trademarks, Copyrights, Licenses and Patents" means all of Borrower's right, title and interest in and to, whether now owned or hereafter acquired:
(i) trademarks, trademark registrations, trade names, trade name registrations, and trademark or trade name applications, including without limitation such as are listed on the Schedule attached hereto and made a part hereof, as the same may be amended from time to time, and (a) renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, (d) all rights corresponding thereto throughout the world, and (e) the goodwill of the business operated by Borrower connected with and symbolized by any trademarks or trade names; (ii) copyrights, copyright registrations and copyright applications, including without limitation such as are listed on the Schedule attached hereto and made a part hereof, as the same may be amended from time to time, and (a) renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world; (iii) license agreements, including without limitation such as are listed on the Schedule attached hereto and made a part hereof, and the right to prepare for sale, sell and advertise for sale any Inventory now or hereafter owned by Borrower and now or hereafter covered by such licenses; and (iv) patents and patent applications, registered or pending, including without limitation such as are listed on the Schedule attached hereto, together with all income, royalties, shop rights, damages and payments thereto, the right to sue for infringements thereof, and all rights thereto throughout the world and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof.

     "Trucking Report" shall mean a monthly report listing the names of each cartage company used by the Borrower to haul Inventory to any of its locations during such month, whether such cartage company is a party to a Carrier Letter in favor of FINOVA (a "Qualified Carrier"), the average value of Inventory which was in transit with any domestic cartage company during such month and the percentage of such in transit goods being hauled by a Qualified Carrier.

     "Unpaid Rent Report" means, at any time, the most recent report prepared by Borrower, in form and substance satisfactory to FINOVA, detailing the amounts of rent and related promissory notes that are due and owing past 30 days with respect to any of Borrower's leased locations for open stores.

     "Unpaid Rent Reserve" means a special Loan Reserve in an amount determined by FINOVA in its Permitted Discretion to reflect the aggregate amount of unpaid rent and related promissory notes that are due and owing past 30 days with respect to any of Borrower's leased locations. In establishing and revising such

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


special Loan Reserve, FINOVA shall refer to the most recently received Unpaid Rent Report.

     "Year 2000 Date-Sensitive System/Component" means as to any Person, any system software, network software, applications software, data base, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; such systems and components shall include, without limitation, mainframe computers, file server/client systems, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems.

     "Year 2000 Problems" means Borrower's limitations on the capacity or readiness of its Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations), including, without limitation, exchanges of information among Year 2000 Date-Sensitive Systems/Components of the Borrower and exchanges of information among the Borrower and Year 2000 Date-Sensitive Systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.

     1.2 Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

2. LOANS; INTEREST RATE AND OTHER CHARGES.

     2.1 Total Facility. Upon the terms and conditions set forth herein and provided that no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, FINOVA shall, upon Borrower's request, make advances to Borrower from time to time in an aggregate outstanding principal amount not to exceed the Total Facility amount (the "Total Facility") set forth on the Schedule hereto, subject to deduction of reserves for accrued interest and such other reserves as FINOVA deems proper from time to time, and less amounts FINOVA may be obligated to pay in the future on behalf of Borrower. The Schedule is an integral part of this Agreement and all references to "herein", "herewith" and words of similar import shall for all purposes be deemed to include the Schedule.

     2.2 Loans. Advances under the Total Facility ("Loans" and individually, a "Loan") shall be comprised of the amounts shown on the Schedule.

     2.3 Overlines; Overadvances. If at any time or for any reason the outstanding amount of advances (including all Letters of Credit) extended or issued pursuant hereto exceeds any of the dollar limitations ("Overline") or percentage limitations ("Overadvance") in the Schedule, then Borrower shall, upon FINOVA's demand, immediately pay to FINOVA, in cash, the full amount of such Overline or Overadvance which, at FINOVA's option, may be applied to reduce the outstanding principal balance of the Loans and/or cash collateralize all or any part of any outstanding Letters of Credit. Without limiting Borrower's obligation to repay to FINOVA on demand the amount of any Overline or Overadvance, Borrower agrees to pay FINOVA interest on the outstanding principal amount of any Overline or Overadvance, on demand, at the rate set forth on the Schedule and applicable to the Revolving Credit Loans.

     2.4 Letters of Credit. At the request of Borrower, FINOVA may, in its Permitted Discretion, arrange for the issuance of letters of credit for the account of Borrower and guarantees of payment of such letters of credit, in each case in form and substance satisfactory to FINOVA in its sole discretion (collectively, "Letters of Credit"). The aggregate face amount of all outstanding Letters of Credit from time to time shall not exceed the amount shown on the Schedule, and shall be reserved against the availability of Revolving Credit Loans. Borrower shall pay all bank charges for the issuance of Letters of Credit, together with an additional fee to FINOVA equal to the percentage set forth on the Schedule of the aggregate face amount of each Letter of Credit outstanding from time to time during the term of this Agreement (the "L/C Fee"). The L/C Fee shall be deemed to be fully earned upon the issuance of each

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


Letter of Credit and shall be due and payable on the first Business Day of each month following a month during which any Letter of Credit is outstanding. Any advance by FINOVA under or in connection with a Letter of Credit shall constitute an Obligation hereunder. Each Letter of Credit shall have an expiry date no later than thirty (30) days prior to the last day of the Initial Term or, if issued during any Renewal Term no later than thirty (30) days prior to the last day of such Renewal Term. Immediately upon any termination of this Agreement, Borrower shall either: (i) provide cash collateral to FINOVA in an amount equal to 105% of the maximum amount of FINOVA's obligations under or in connection with all then outstanding Letters of Credit, or (ii) cause to be delivered to FINOVA releases of all FINOVA's obligations under outstanding Letters of Credit. At FINOVA's discretion, any proceeds of Collateral received by FINOVA may be held as the cash collateral required by this Section 2.4. Borrower hereby agrees to indemnify, save, and hold FINOVA harmless from any loss, cost, expense, or liability, including payments made by FINOVA, expenses, and reasonable attorneys' fees incurred by FINOVA arising out of or in connection with any Letters of Credit. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any Letters of Credit guarantied by FINOVA and opened for Borrower's account or by FINOVA's interpretations of any Letter of Credit issued by FINOVA for Borrower's account, and Borrower understands and agrees that FINOVA shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto. Borrower understands that FINOVA may indemnify the bank issuing a Letter of Credit for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify and hold FINOVA harmless with respect to any loss, cost, expense, or liability incurred by FINOVA under any such indemnification by FINOVA to any issuing bank.

     2.5 Loan Account. All advances made hereunder (including without limitation all advances made by FINOVA under or in connection with any Letter of Credit) shall be added to and deemed part of the Obligations when made. FINOVA may from time to time charge all Obligations of Borrower to Borrower's loan account with FINOVA.

     2.6 Interest; Fees. Borrower shall pay FINOVA interest on the daily outstanding balance of the Obligations at the per annum rate set forth on the Schedule. Borrower shall also pay FINOVA the fees set forth on the Schedule.

     2.7 Default Interest Rate. Upon the occurrence and during the continuation of an Event of Default, Borrower shall pay FINOVA interest on the daily outstanding balance of the Obligations and any L/C Fee at a rate per annum which is two percent (2%) in excess of the rate which would otherwise be applicable thereto pursuant to the Schedule.

     2.8 Examination Fee. Borrower agrees to pay to FINOVA the Examination Fee in the amount set forth on the Schedule in connection with each audit or examination of Borrower performed by FINOVA prior to or after the date hereof. Without limiting the generality of the foregoing, Borrower shall pay to FINOVA an initial Examination Fee in an amount equal to the amount set forth on the Schedule. Such initial Examination Fee shall be deemed fully earned at the time of payment and due and payable upon the closing of this transaction, and shall be deducted from any good faith deposit paid by Borrower to FINOVA prior to the date of this Agreement.

     2.9 Excess Interest.

     (a) The contracted for rate of interest of the loan contemplated hereby, without limitation, shall consist of the following: (i) the interest rate set forth on the Schedule, calculated and applied to the principal balance of the Obligations in accordance with the provisions of this Agreement; (ii) interest after an Event of Default, calculated and applied to the amount of the Obligations in accordance with the provisions hereof; and (iii) all Additional Sums (as herein defined), if any. Borrower agrees to pay an effective contracted for rate of interest which is the sum of the above-referenced elements. The Examination Fee, attorneys fees, expert witness fees, L/C Fees, Collateral Monitoring Fees, Facility Fees, Termination Fees, other charges, goods, things in action or any other sums or things of value paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to this Agreement or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the inclusion of the Additional Sums.

     (b) It is the intent of the parties to comply with the usury laws of the State of Arizona (the "Applicable Usury Law"). Accordingly, it is agreed that

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


notwithstanding any provisions to the contrary in this Agreement, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Agreement or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law (the "Maximum Interest Rate"). In the event (a) any such excess of interest otherwise would be contracted for, charged or received from Borrower or otherwise in connection with the loan evidenced hereby, or (b) the maturity of the Obligations is accelerated in whole or in part, or (c) all or part of the Obligations shall be prepaid, so that under any of such circumstances the amount of interest contracted for, shared or received in connection with the loan evidenced hereby, would exceed the Maximum Interest Rate, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower nor any other Person now or hereafter liable for the payment of the Obligations shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Interest Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount of the Obligations or refunded to Borrower, at FINOVA's option, and (4) the effective rate of interest shall be automatically reduced to the Maximum Interest Rate. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law; (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the Maximum Interest Rate shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with such loan; and (y) in the event that the effective rate of interest on the loan should at any time exceed the Maximum Interest Rate, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to FINOVA from time to time, if and when the effective interest rate on the loan otherwise falls below the Maximum Interest Rate, to the extent that interest paid to the date of calculation does not exceed the Maximum Interest Rate, until the entire amount of interest which would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Borrower further agrees that should the Maximum Interest Rate be increased at any time hereafter because of a change in the Applicable Usury Law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the Maximum Interest Rate be decreased because of a change in the Applicable Usury Law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

     2.10 Principal Payments; Proceeds of Collateral.

     (a) Principal Payments. Except where evidenced by notes or other instruments issued or made by Borrower to FINOVA specifically containing payment provisions which are in conflict with this Section 2.10 (in which event the conflicting provisions of said notes or other instruments shall govern and control), that portion of the Obligations consisting of principal payable on account of Loans shall be payable by Borrower to FINOVA immediately upon the earliest of (i) the receipt by FINOVA or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which FINOVA elects to accelerate the maturity and payment of such loans, or (iii) any termination of this Agreement pursuant to
Section 9.2 hereof; provided, however, that any Overadvance or Overline shall be payable on demand pursuant to the provisions of Section 2.3 hereof.

     (b) Collections. Until FINOVA notifies Borrower to the contrary, Borrower may make collection of all Receivables for FINOVA and shall receive all such payments or sums as trustee of FINOVA and immediately deliver all such payments or sums to FINOVA in their original form, duly endorsed in blank or cause the same to be deposited into a Blocked Account or Dominion Account. FINOVA or its designee may, at any time, notify account debtors that the Receivables have been assigned to FINOVA and of FINOVA's security interest therein, and may collect the Receivables directly and charge the collection costs and expenses to Borrower's loan account. Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by FINOVA on account of the Obligations two (2) Business Days after receipt by FINOVA of good funds which have been finally credited to FINOVA's account, whether such funds are received directly from Borrower or from the Blocked Account bank or the Dominion Account bank, pursuant to Section 2.10(c) hereof, and this provision shall apply regardless of the amount of the Obligations outstanding or whether any Obligations are outstanding; provided, that if any such good funds are received after 12:00 p.m. noon Los Angeles time on any Business Day or at any time on any day not constituting a Business Day, such funds shall be deemed received on the immediately following Business Day. FINOVA is not, however, required to credit Borrower's account for the amount of any item of

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


payment which is unsatisfactory to FINOVA in its Permitted Discretion and FINOVA may charge Borrower's loan account for the amount of any item of payment which is returned to FINOVA unpaid.

     (c) Establishment of a Blocked Account or Dominion Account. Unless Borrower shall be otherwise directed by FINOVA in writing, Borrower shall cause all proceeds of Collateral to be deposited into a "blocked account" (each, a "Blocked Account") pursuant to an arrangement with such bank as may be selected by Borrower and be acceptable to FINOVA which proceeds, unless otherwise provided herein, shall be applied in payment of the Obligations in such order as FINOVA determines in its sole discretion. Borrower shall issue to any such bank an irrevocable letter of instruction directing said bank to transfer such funds so deposited to FINOVA, either to any account maintained by FINOVA at said bank or by wire transfer to appropriate account(s) of FINOVA. All funds deposited in a Blocked Account shall immediately become the sole property of FINOVA and Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. FINOVA assumes no responsibility for any Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, FINOVA may establish depository accounts in the name of FINOVA at a bank or banks for the deposit of such funds (each, a "Dominion Account") and Borrower shall deposit all proceeds of Receivables and all cash proceeds of any sale of Inventory or, to the extent permitted herein, Equipment or cause same to be deposited, in kind, in such Dominion Accounts of FINOVA in lieu of depositing same to Blocked Accounts, and, unless otherwise provided herein, all such funds shall be applied by FINOVA to the Obligations in such order as FINOVA determines in its sole discretion.

     (d) Payments Without Deductions. Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any other Loan Document, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

     (e) Collection Days Upon Repayment. In the event Borrower repays the Obligations in full at any time hereafter, such payment in full shall be credited (conditioned upon final collection) to Borrower's loan account two (2) Business Days after FINOVA's receipt thereof.

     (f) Monthly Accountings. FINOVA shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by FINOVA), unless Borrower notifies FINOVA in writing to the contrary within thirty (30) days after each account is rendered, describing the nature of any alleged errors or admissions.

     2.11 Application of Collateral. Except as otherwise provided herein, FINOVA shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations in such order and manner as FINOVA shall determine in its sole discretion. To the extent that Borrower makes a payment or FINOVA receives any payment or proceeds of the Collateral for Borrower's benefit which is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or any other party under any bankruptcy law, common law or equitable cause, or otherwise, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by FINOVA.

     2.12 Application of Payments. The amount of all payments or amounts received by FINOVA with respect to the Loan shall be applied to the extent applicable under this Agreement: (i) first, to accrued interest through the date of such payment, including any Default Interest; (ii) then, to any late fees, overdue risk assessments, Examination Fee and expenses, collection fees and expenses and any other fees and expenses due to FINOVA hereunder; and (iii) last, the remaining balance, if any, to the unpaid principal balance of the Loan; provided however, while an Event of Default exists under this Agreement, or under any other Loan Document, each payment hereunder shall be (x) held as cash collateral to secure Obligations relating to any Letters of Credit or other contingent obligations arising under the Loan Documents and/or (y) applied to amounts owed to FINOVA by Borrower as FINOVA in its sole discretion may determine. In calculating interest and applying payments as set forth above: (a) interest shall be calculated and collected through the date a payment is actually applied by FINOVA under the terms of this Agreement; (b) interest on the outstanding balance shall be charged during any grace period permitted hereunder; (c) at the end of each month, all accrued and unpaid interest and other charges provided for hereunder shall be added to the principal balance of the Loan; and (d) to the extent that Borrower makes a payment or FINOVA receives any payment or proceeds of the Collateral for Borrower's benefit that is subsequently invalidated, set aside or required to be repaid to any other Person, then, to such extent, the Obligations intended to be satisfied shall

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


be revived and continue as if such payment or proceeds had not been received by FINOVA and FINOVA may adjust the Loan balances as FINOVA, in its sole discretion, deems appropriate under the circumstances.

     2.13 Notification of Closing. Borrower shall provide FINOVA with at least forty-eight (48) hours prior written notice of the Closing Date, to enable FINOVA to arrange for the availability of funds. In the event the closing does not take place on the date specified in Borrower's notice to FINOVA, other than through the fault of FINOVA, Borrower agrees to reimburse FINOVA for FINOVA's costs to maintain the necessary funds available for the closing, at the Revolving Interest Rate with respect to an amount equal to the initial advance under the Revolving Credit Loans facility which is to be made on the Closing Date, for the number of days which elapse between the date specified in Borrower's notice and the date upon which the closing actually occurs (which number of days shall not include the date specified in Borrower's notice, but shall include the Closing Date).

3. SECURITY.

     3.1 Security Interest in the Collateral. To secure the payment and performance of the Obligations when due, Borrower hereby grants to FINOVA a first priority security interest (subject only to Permitted Encumbrances) in all of Borrower's now owned or hereafter acquired or arising Inventory, Equipment, Receivables, life insurance policies and the proceeds thereof, Trademarks, Copyrights, Licenses and Patents, Investment Property (as defined in Section 9-115 of the Code) and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, money, any and all property now or at any time hereafter in FINOVA's possession (including claims and credit balances), and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products and all books and records and computer data related to any of the foregoing (all of the foregoing, together with all other property in which FINOVA may be granted a lien or security interest, is referred to herein, collectively, as the "Collateral").

     3.2 Perfection and Protection of Security Interest. Borrower shall, at its expense, take all actions requested by FINOVA at any time to perfect, maintain, protect and enforce FINOVA's first priority security interest and other rights in the Collateral and the priority thereof from time to time, including, without limitation, (i) executing and filing financing or continuation statements and amendments thereof and executing and delivering such documents and titles in connection with motor vehicles as FINOVA shall require, all in form and substance satisfactory to FINOVA, (ii) maintaining a perpetual inventory and complete and accurate stock records, (iii) delivering to FINOVA warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued, and transferring Inventory to warehouses designated by FINOVA, (iv) placing notations on Borrower's books of account to disclose FINOVA's security interest therein and (v) delivering to FINOVA all letters of credit on which Borrower is named beneficiary. FINOVA may file, without Borrower's signature, one or more financing statements disclosing FINOVA's security interest under this Agreement. Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Borrower's agents or processors, Borrower shall notify such Person of FINOVA's security interest in such Collateral and, upon FINOVA's request, instruct them to hold all such Collateral for FINOVA's account subject to FINOVA's instructions. From time to time, Borrower shall, upon FINOVA's request, execute and deliver confirmatory written instruments pledging the Collateral to FINOVA, but Borrower's failure to do so shall not affect or limit FINOVA's security interest or other rights in and to the Collateral. Until the Obligations have been fully satisfied and FINOVA's obligation to make further advances hereunder has terminated, FINOVA's security interest in the Collateral shall continue in full force and effect.

     3.3 Preservation of Collateral. FINOVA may, in its Permitted Discretion, at any time discharge any lien or encumbrance on the Collateral or bond the same, pay any insurance, maintain guards, pay any service bureau, obtain any record or take any other action to preserve the Collateral and charge the cost thereof to Borrower's loan account as an Obligation.

         3.4 Insurance. Borrower will maintain and deliver evidence to FINOVA of such insurance as is required by FINOVA, written by insurers, in amounts, and with lender's loss payee, additional insured, and other endorsements, satisfactory to FINOVA. All premiums with respect to such insurance shall be paid by Borrower as and when due. Accurate and certified copies of the policies shall be delivered by Borrower to FINOVA. If Borrower fails to comply with this Section, FINOVA may (but shall not be required to) procure such insurance and endorsements at Borrower's expense and charge the cost thereof to Borrower's loan account as an Obligation.

     3.5 Collateral Reporting; Inventory.

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


     (a) Invoices. Borrower shall not re-date any invoice or sale from the original date thereof or make sales on extended terms beyond those customary in Borrower's industry, or otherwise extend or modify the term of any Receivable. If Borrower becomes aware of any matter affecting any Receivable, including information affecting the credit of the account debtor thereon, Borrower shall promptly notify FINOVA in writing.

     (b) Instruments. In the event any Receivable is or becomes evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, Borrower shall immediately deliver such instrument to FINOVA appropriately endorsed to FINOVA and, regardless of the form of any presentment, demand, notice of dishonor, protest and notice of protest with respect thereto, Borrower shall remain liable thereon until such instrument is paid in full.

     (c) Physical Inventory. Borrower shall conduct a physical count of the Inventory at such intervals as FINOVA requests and promptly supply FINOVA with a copy of such accounts accompanied by a report of the value (calculated at the lower of cost or market value on a first in, first out basis) of the Inventory and such additional information with respect to the Inventory as FINOVA may request from time to time.

     (d) Returns. For so long as no Event of Default has occurred and is continuing and subject to the provisions of Section 3.6(b), if any account debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the account debtor (sending a copy to FINOVA) in the appropriate amount. In the event any attempted return occurs after the occurrence of any Event of Default, Borrower shall (i) hold the returned Inventory in trust for FINOVA, (ii) segregate all returned Inventory from all of Borrower's other property, (iii) conspicuously label the returned Inventory as FINOVA's property, and (iv) immediately notify FINOVA of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on FINOVA's request deliver such returned Inventory to FINOVA.

     (e) Borrower shall not consign any Inventory.

     3.6 Inventory.

     (a) Eligibility. FINOVA at any time shall be entitled to (i) establish and increase or decrease reserves against Eligible Inventory; (ii) reduce the Advance Rate or restore such Advance Rate to any level equal to or below the Advance Rate initially established in accordance with the most recent Appraisal Report or (iii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definition of "Eligible Inventory," in the exercise of its Permitted Discretion. FINOVA may but shall not be required to rely on the schedules and/or reports delivered to FINOVA in connection herewith in determining the then eligibility of Inventory. Reliance thereon by FINOVA from time to time shall not be deemed to limit the right of FINOVA to revise the Advance Rate or standards of eligibility as provided above. FINOVA agrees to give two days prior notice to Borrower of any change in eligibility standards or the Advance Rate (other than any change in the Advance Rate made in accordance with any monthly Appraisal Report).

     (b) Disputes. Borrower shall notify FINOVA promptly of all disputes or claims and settle or adjust such disputes or claims at no expense to FINOVA, but no discount, credit or allowance shall be granted to any account debtor and no returns of merchandise shall be accepted by Borrower without FINOVA's consent, except for discounts, credits and allowances made or given in the ordinary course of Borrower's business. FINOVA may, at any time after the occurrence of an Event of Default, settle or adjust disputes or claims directly with account debtors for amounts and upon terms which FINOVA considers advisable in its reasonable credit judgment and, in all cases, FINOVA shall credit Borrower's loan account with only the net amounts received by FINOVA in payment of any Receivables.

     3.7 Equipment. Borrower shall keep and maintain the Equipment in good operating condition and repair and make all necessary replacements thereto to maintain and preserve the value and operating efficiency thereof at all times consistent with Borrower's past practice, ordinary wear and tear excepted. Borrower shall not permit any item of Equipment to become a fixture (other than a trade fixture) to real estate or an accession to other property.

     3.8 Other Liens; No Disposition of Collateral. Borrower represents, warrants and covenants that except for FINOVA's security interest, Permitted Encumbrances, and such other liens, claims and encumbrances as may be permitted by FINOVA in its sole discretion from time to time in writing, (a) all Collateral is and shall continue to be owned by it free and clear of all liens, claims and encumbrances whatsoever and (b) Borrower shall not, without FINOVA's prior written approval, sell, encumber or dispose of or permit the sale, encumbrance or disposal of any Collateral or all or any substantial part of any of its other assets (or any interest of Borrower therein), except for the sale of

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


Inventory in the ordinary course of Borrower's business. In the event FINOVA gives any such prior written approval with respect to any such sale of Collateral, the same may be conditioned on the sale price being equal to, or greater than, an amount acceptable to FINOVA. The proceeds of any such sales of Collateral shall be remitted to FINOVA pursuant to this Agreement for application to the Obligations.

     3.9 Collateral Security. The Obligations shall constitute one loan secured by the Collateral. FINOVA may, in its sole discretion, (i) exchange, enforce, waive or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as it may determine, and (iii) settle, compromise, collect or otherwise liquidate any Collateral in any manner without affecting its right to take any other action with respect to any other Collateral.

4. CONDITIONS OF CLOSING.

     4.1 Initial Advance. The obligation of FINOVA to make the initial advance hereunder or to issue or arrange for the issuance of the initial Letter of Credit hereunder is subject to the fulfillment, to the satisfaction of FINOVA and its counsel, of each of the following conditions on or prior to the date set forth on the Schedule:

     (a) Loan Documents. FINOVA shall have received each of the following Loan
Documents: (i) the Agreement fully and properly executed by Borrower; (ii) a promissory note in such amount and on such terms and conditions as FINOVA shall specify, executed by Borrower, (iii) the Guaranty executed by the Guarantor and the Validity and Support Agreement executed by William Lawrence; (iv) such security agreements, intellectual property assignments, pledge agreements, mortgages and deeds of trust as FINOVA may require with respect to this Agreement, executed by each of the parties thereto and, if applicable, duly acknowledged for recording or filing in the appropriate governmental offices;
(v) Subordination Agreements in form and substance acceptable to FINOVA, executed by each of the Subordinating Creditors, together with copies of all instruments subject thereto showing a legend indicating such subordination; (vi) such Blocked Account or Dominion Account agreements as it shall determine; and
(vii) such other documents, instruments and agreements in connection herewith as FINOVA shall require, executed, certified and/or acknowledged by such parties as FINOVA shall designate.

     (b) Minimum Excess Availability. Borrower shall have Excess Availability under the Revolving Credit Loans facility of not less than the amount specified in the Schedule, after giving effect to the initial advance hereunder and after giving effect to any applicable Loan Reserves against borrowing availability under the Revolving Credit Loans.

     (c) Terminations by Existing Lender. General Electric Capital Corporation and any other applicable secured creditor shall have executed and delivered (i) evidence satisfactory to FINOVA that all of the obligations to General Electric Capital Corporation will be performed and paid in full from the proceeds of the initial advance hereunder and (ii) UCC termination statements, termination of blocked account letters, third party notification letters and other documentation evidencing the termination of its liens and security interests in the assets of Borrower.

     (d) Charter Documents. FINOVA shall have received copies of Borrower's By-laws and Articles or Certificate of Incorporation, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower.

     (e) Good Standing. FINOVA shall have received a certificate of corporate status with respect to Borrower, dated within ten (10) days of the Closing Date, by the Secretary of State of the state of incorporation of Borrower, which certificate shall indicate that Borrower is in good standing in such state.

     (f) Foreign Qualification. FINOVA shall have received certificates of corporate status with respect to Borrower and each other Loan Party, each dated within ten (10) days of the Closing Date, issued by the Secretary of State of each state in which such party's failure to be duly qualified or licensed would have a material adverse effect on its financial condition or assets, indicating that such party is in good standing.

     (g) Authorizing Resolutions and Incumbency. FINOVA shall have received a certificate from the Secretary of Borrower attesting to (i) the adoption of resolutions of Borrower's Board of Directors, and shareholders or members if necessary, authorizing the borrowing of money from FINOVA and execution and delivery of this Agreement and the other Loan Documents to which Borrower is a party, and authorizing specific officers of Borrower to execute same, and (ii) the authenticity of original specimen signatures of such officers.

     (h) Insurance. FINOVA shall have received the insurance certificates and certified copies of policies required by Section 3.4 hereof, in form and substance satisfactory to FINOVA and its counsel, together with an additional insured endorsement in favor of FINOVA with respect to all liability policies and a lender's loss payable endorsement in favor of FINOVA with respect to all

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


casualty and business interruption policies, each in form and substance acceptable to FINOVA and its counsel.

     (i) Searches; Certificates of Title. FINOVA shall have received searches reflecting the filing of its financing statements in such jurisdictions as it shall determine, and shall have received certificates of title with respect to the Collateral which shall have been duly executed in a manner sufficient to perfect all of the security interests granted to FINOVA.

     (j) Landlord, Bailee and Mortgagee Waivers. FINOVA shall have received landlord, bailee and/or mortgagee waivers from the lessors, bailees and/or mortgagees for at least 25% of Borrower's Collateral locations situated in statutory lien states (i.e., states in which a landlord possesses lien rights upon a tenant's property for lease obligations) at or prior to the Closing Date, provided, that, where available, FINOVA will accept landlord waivers in the form presently being used by General Electric Capital Corporation as the existing lender to Borrower.

     (k) Fees. Borrower shall have paid all fees payable by it on the Closing Date pursuant to this Agreement.

     (l) Opinion of Counsel. FINOVA shall have received an opinion of Borrower's counsel covering such matters as FINOVA shall determine in its sole discretion.

     (m) Officer Certificate. FINOVA shall have received a certificate of the President and the Chief Financial Officer or similar official of Borrower, attesting to the accuracy of each of the representations and warranties of Borrower set forth in this Agreement and the fulfillment of all conditions precedent to the initial advance hereunder.

     (n) Solvency Certificate. If requested, FINOVA shall have received a signed certificate of the Borrower's duly elected Chief Financial Officer concerning the solvency and financial condition of Borrower, on FINOVA's standard form.

     (o) Blocked Account. The Blocked Account referred to in Section 2.10(c) hereof shall have been established to the satisfaction of FINOVA in its sole discretion.

     (p) Environmental Assessment. If required by FINOVA, Borrower shall have caused a Phase I Environmental Assessment to be conducted on the property or properties owned or occupied by Borrower, all at Borrower's own expense and the results of such assessment(s) shall have been in form and substance satisfactory to FINOVA in its sole discretion. Such assessment(s) shall have included, in FINOVA's discretion, core samplings, and shall have been conducted by an environmental engineer acceptable to FINOVA.

     (q) Environmental Certificate. FINOVA shall have received an Environmental Certificate from Borrower, in form and substance satisfactory to FINOVA in its discretion, with respect to all locations of Collateral.

     (r) Search and References. FINOVA shall have received and approved the results of UCC, tax lien, litigation, judgment, and bankruptcy searches regarding Borrower.

     (s) No Material Adverse Changes. Prior to the Closing Date, there shall have occurred no material adverse change in the financial condition of Borrower since January 31, 1998.

     (t) Material Agreements. FINOVA shall have received, reviewed and approved all material agreements to which Borrower is or shall be a party.

     (u) Projections. Borrower shall submit cash flow projections and pro forma balance sheet with adjusting entries (i) showing that the proposed financing will provide sufficient funds for the Borrower's projected working capital needs, and (ii) showing: (1) that the Borrower will have reasonably sufficient capital for the conduct of its business following the initial funding, (2) that the Borrower will not incur debts beyond its ability to pay such debts as they mature, and (3) that the Borrower will have a tangible net worth in a minimum amount to be considered solvent immediately following initial funding.

     (u) Opinions. To the extent any Person other than Borrower shall be parties to the Loan Documents, FINOVA reserves the right to require satisfactory opinions of counsel for each such Person concerning the proper organization of such Person and the due authorization, execution, delivery, enforceability, validity and binding effect of the Loan Documents to which such Person is a party. Each such opinion of counsel shall confirm, to the satisfaction of FINOVA, that the opinion is being delivered to FINOVA at the instruction of the party represented by such counsel, that FINOVA is entitled to rely on such opinion and that for purposes of such reliance, FINOVA is deemed to be in privity with the opining counsel.

     (w) ADA Compliance. If necessary, as of the Closing Date, Borrower shall be in compliance with the Americans with Disabilities Act of 1990 ("ADA"), or, if any renovations of Borrower's facilities or modifications of Borrower's employment practices shall be required to bring them into compliance with the ADA, review and approval by FINOVA of Borrower's proposed plan to come into such compliance. Borrower shall deliver representations and warranties to FINOVA concerning

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


Borrower's compliance with the ADA, and no evidence shall have come to the attention of FINOVA indicating that Borrower is not in compliance with the ADA (except to the extent that FINOVA has reviewed and approved Borrower's plan to come into compliance).

     (x) Subordination and Intercreditor Agreements. FINOVA and each Subordinating Creditor shall have entered into a Subordination Agreement, in form and substance satisfactory to FINOVA.

     (y) Stock Pledge. The Borrower as pledgor under the Stock Pledge Agreement of even date herewith ("Stock Pledge Agreement") shall have executed and delivered the Stock Pledge Agreement, pledging in favor of FINOVA all of the issued and outstanding common capital stock of J.J. Distribution Co. FINOVA shall be in possession on the Closing Date of original stock certificates evidencing the shares of J.J. Distribution Co. stock so pledged to FINOVA, and of undated stock Powers and Assignments Apart from Certificate, executed in blank by Borrower with respect to all such shares.

     (z) Asset Appraisal. Borrower shall have provided to FINOVA, a recent Appraisal Report which must be acceptable to FINOVA in all respects.

     (aa) Credit Card Processors. FINOVA shall have received notification agreements in form and substance satisfactory to FINOVA with each of Borrower's credit card processors directing such processors to remit payment directly to a Blocked Account designated by FINOVA.

     (bb) Transporter Agreements. If requested, FINOVA shall have received an agreement with any of Borrower's custom agents, freight forwarders and principal domestic common carriers, on terms and conditions acceptable to FINOVA.

     (cc) Comfort Letter. FINOVA shall have received a comfort letter in favor of and on terms acceptable to FINOVA, executed by each Subordinating Creditor concerning the Borrower's tax refund of 1995 and addressing each Subordinated Creditor's undertaking in the event all or some portion of such refund is required to be remitted to the Internal Revenue Service.

     (dd) Unpaid Rent Report. FINOVA shall have received an Unpaid Rent Report for the most recent month which must be acceptable to FINOVA in all respects.

     (ee) Additional Equity. Borrower shall have deposited all of the net proceeds of the Additional Equity to a deposit account (the "Additional Equity Account") with a bank or other financial institution acceptable to FINOVA that shall enter into a tri-party blocked account agreement (the "Additional Equity Account Agreement") with FINOVA and Borrower, in form and substance acceptable to FINOVA. The Additional Equity Account Agreement shall provide, among other things, that the bank or other financial institution shall have no rights of setoff or recoupment or any other claim against the Additional Equity Account, other than for payment of its service fees and other charges directly related to the administration of such account. The Additional Equity Account shall be under the sole dominion and control of FINOVA; provided, that, prior to the occurrence of an Event of Default, Borrower may use funds in the Additional Equity Account for any purpose permitted by this Agreement.

     (ff) Schedule Conditions. Borrower shall have complied with all additional conditions precedent as set forth in the Schedule attached hereto.

     (gg) Other Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed and recorded and shall be in form and substance satisfactory to FINOVA and its counsel including, without limitation, each of the items listed on the Closing Checklist attached as Exhibit 4.1 hereto.

     4.2 Subsequent Advances. The obligation of FINOVA to make any advance or issue or cause any Letter of Credit to be issued hereunder (including the initial advance or Letter of Credit) shall be subject to the further conditions precedent that, on and as of the date of such advance or Letter of Credit issuance: (a) the representations and warranties of Borrower set forth in this Agreement shall be accurate, before and after giving effect to such advance or issuance and to the application of any proceeds thereof; (b) no Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default has occurred and is continuing, or would result from such advance or issuance or from the application of any proceeds thereof; (c) no material adverse change has occurred in the Borrower's business, operations, financial condition, in the condition of the Collateral or other assets of Borrower or in the prospect of repayment of the Obligations; and (d) FINOVA shall have received such other approvals, opinions or documents as FINOVA shall reasonably request.

5. REPRESENTATIONS AND WARRANTIES.

     Borrower represents and warrants that:

     5.1 Due Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the State set forth on the Schedule, is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary in order for it to conduct its business and own its property, and has all requisite power and authority to conduct its business as presently conducted, to own its property and to execute and deliver each of the Loan Documents to which it is a party and perform all of its Obligations thereunder, and has not taken any steps to wind-up, dissolve or otherwise liquidate its assets;

     5.2 Other Names. Borrower has not, during the preceding five (5) years, been known by or used any other corporate or fictitious name except as set forth on the Schedule, nor has Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during such time;

     5.3 Due Authorization. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been authorized by all necessary corporate action and do not and shall not constitute a violation of any applicable law or of Borrower's Articles or Certificate of Incorporation or By-Laws or any other document, agreement or instrument to which Borrower is a party or by which Borrower or its assets are bound;

     5.4 Binding Obligation. Each of the Loan Documents to which Borrower is a party is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms;

     5.5 Intangible Property. Borrower possesses adequate assets, licenses, patents, patent applications, copyrights, trademarks, trademark applications and trade names for the present and planned future conduct of its business without any known conflict with the rights of others, and each is valid and has been duly registered or filed with the appropriate governmental authorities; each of Borrower's patents, patent applications, copyrights, trademarks and trademark applications which have been registered or filed with any governmental authority (including the U.S. Patent and Trademark Office and the Library of Congress) are listed by name, date and filing number on the Schedule;

     5.6 Capital. Borrower has capital sufficient to conduct its business, is able to pay its debts as they mature, and owns property having a fair salable value greater than the amount required to pay all of its debts (including contingent debts);

     5.7 Material Litigation. Borrower has no pending or overtly threatened litigation, actions or proceedings which would materially and adversely affect its business, assets, operations, prospects or condition, financial or otherwise, or the Collateral or any of FINOVA's interests therein;

     5.8 Title; Security Interests of FINOVA. Borrower has good, indefeasible and merchantable title to the Collateral and, upon the execution and delivery of the Loan Documents, the filing of UCC-1 Financing Statements, delivery of the certificate(s) evidencing any pledged securities, the filing of any collateral assignments or security agreements regarding Borrower's Trademarks, Copyrights, Licenses and/or Patents, if any, with the appropriate governmental offices, in each case in the appropriate offices, this Agreement and such documents shall create valid and perfected first priority liens in the Collateral, subject only to Permitted Encumbrances;

     5.9 Restrictive Agreements; Labor Contracts. Borrower is not a party or subject to any contract or subject to any charge, corporate restriction, judgment, decree or order materially and adversely affecting its business, assets, operations, prospects or condition, financial or otherwise, or which restricts its right or ability to incur Indebtedness, and it is not party to any labor dispute. In addition, no labor contract is scheduled to expire during the Initial Term of this Agreement, except as disclosed to FINOVA in writing prior to the date hereof;

     5.10 Laws. Borrower is not in violation of any applicable statute, regulation, ordinance or any order of any court, tribunal or governmental agency, in any respect materially and adversely affecting the Collateral or its business, assets, operations, prospects or condition, financial or otherwise;

     5.11 Consents. Borrower has obtained or caused to be obtained or issued any required consent of a governmental agency or other Person in connection with the financing contemplated hereby;

     5.12 Defaults. Borrower is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which it is a party or by which it or its assets are bound, nor has any event occurred which, with the giving of notice or the lapse of time, or both, would cause such a default;

     5.13 Financial Condition. The Prepared Financials fairly present Borrower's financial condition and results of operations and those of such other Persons described therein as of the date thereof in accordance with GAAP; there are no material omissions from the Prepared Financials or other facts or circumstances not reflected in the Prepared Financials; and there has been no material and adverse change in such financial condition or

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


operations since the date of the initial Prepared Financials delivered to FINOVA hereunder;

     5.14 ERISA. None of Borrower, any ERISA Affiliate, or any Plan is or has been in violation of any of the provisions of ERISA, any of the qualification requirements of IRC Section 401(a) or any of the published interpretations thereunder, nor has Borrower or any ERISA Affiliate received any notice to such effect. No notice of intent to terminate a Plan has been filed under Section 4041 of ERISA, nor has any Plan been terminated under ERISA. The PBGC has not instituted proceedings to terminate, or appointed a trustee to administer, a Plan. No lien upon the assets of Borrower has arisen with respect to a Plan. No prohibited transaction or Reportable Event has occurred with respect to a Plan. Neither Borrower nor any ERISA Affiliate has incurred any withdrawal liability with respect to any Multiemployer Plan. Borrower and each ERISA Affiliate have made all contributions required to be made by them to any Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived;

     5.15 Taxes. Borrower has filed all tax returns and such other reports as it is required by law to file and has paid or made adequate provision for the payment on or prior to the date when due of all taxes, assessments and similar charges that are due and payable;

     5.16 Locations; Federal Tax ID No. Borrower's chief executive office and the offices and locations where it keeps the Collateral (except for Inventory in transit) are at the locations set forth on the Schedule, except to the extent that such locations may have been changed after notice to FINOVA in accordance with Section 6.1.4 hereof; Borrower's federal tax identification number is as shown on the Schedule;

     5.17 Business Relationships. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially and adversely affect Borrower or prevent Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted; and

     5.18 Reaffirmations. Each request for a loan made by Borrower pursuant to this Agreement shall constitute (i) an automatic representation and warranty by Borrower to FINOVA that there does not then exist any Event of Default and (ii) a reaffirmation as of the date of said request of all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents.

     5.19 Bank Accounts. All of the deposit accounts, investment accounts, or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on Exhibit 5.19 hereto.

6. COVENANTS.

     6.1 Affirmative Covenants. Borrower covenants that, so long as any Obligation remains outstanding and this Agreement is in effect, it shall:

          6.1.1 Taxes. File all tax returns and pay or make adequate provision for the payment of all taxes, assessments and other charges on or prior to the date when due;

          6.1.2 Notice of Litigation. Promptly notify FINOVA in writing of any litigation, suit or administrative proceeding which may materially and adversely affect the Collateral or Borrower's business, assets, operations, prospects or condition, financial or otherwise, whether or not the claim is covered by insurance;

          6.1.3 ERISA. Notify FINOVA in writing (i) promptly upon the occurrence of any event described in Paragraph 4043 of ERISA, other than a termination, partial termination or merger of a Plan or a transfer of a Plan's assets and
(ii) prior to any termination, partial termination or merger of a Plan or a transfer of a Plan's assets;

          6.1.4 Change in Location. Notify FINOVA in writing forty-five (45) days prior to any change in the location of Borrower's chief executive office or the location of any Collateral, or Borrower's opening or closing of any other place of business;

          6.1.5 Corporate Existence. Maintain its corporate existence and its qualification to do business and good standing in all states necessary for the conduct of its business and the ownership of its property and maintain adequate assets, licenses, patents, copyrights, trademarks and trade names for the conduct of its business;

          6.1.6 Labor Disputes. Promptly notify FINOVA in writing of any labor dispute to which Borrower is or may become subject and the expiration of any labor contract to which Borrower is a party or bound;

          6.1.7 Violations of Law. Promptly notify FINOVA in writing of any violation of any law,

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to Borrower which may materially and adversely affect the Collateral or Borrower's business, assets, prospects, operations or condition, financial or otherwise;

          6.1.8 Defaults. Notify FINOVA in writing within five (5) Business Days of Borrower's default under any note, indenture, loan agreement, mortgage, lease or other agreement to which Borrower is a party or by which Borrower is bound, or of any other default under any Indebtedness of Borrower;

          6.1.9 Capital Expenditures. Promptly notify FINOVA in writing of the making of any Capital Expenditure materially affecting Borrower's business, assets, prospects, operations or condition, financial or otherwise, except to the extent permitted in the Schedule;

          6.1.10 Books and Records. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP, reflecting all of its financial transactions;

          6.1.11 Leases; Warehouse Agreements. Provide (i) landlord waivers in form and substance acceptable to FINOVA accounting for at least 50% of Borrower's Collateral locations situated in statutory lien states at or prior to 45 days following the Closing Date and (ii) landlord waivers in form and substance acceptable to FINOVA for all remaining Collateral locations on such dates as they are obtained by Borrower using reasonable efforts; provided, that, where available, FINOVA will accept landlord waivers in the form presently being used by General Electric Capital Corporation as the existing lender to Borrower. In addition, Borrower shall provide FINOVA with (i) copies of all agreements between Borrower and any landlord, warehouseman or bailee which owns any premises at which any Collateral may hereafter be located (whether for processing, storage or otherwise), and (ii) additional landlord, bailee and/or mortgagee waivers in form acceptable to FINOVA with respect to all locations where any Collateral is hereafter located;

          6.1.12 Additional Documents. At FINOVA's request, promptly execute or cause to be executed and delivered to FINOVA any and all documents, instruments or agreements deemed necessary by FINOVA to facilitate the collection of the Obligations or the Collateral or otherwise to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents. Without limiting the generality of the foregoing, if any of the Receivables with a face value in excess of $1,000 arises out of a contract with the United States of America or any department, agency, subdivision or instrumentality thereof, Borrower shall promptly notify FINOVA of such fact in writing and shall execute any instruments and take any other action required or requested by FINOVA to comply with the provisions of the Federal Assignment of Claims Act;

          6.1.13 Financial Covenants. Comply with the financial covenants set forth on the Schedule;

          6.1.14 New MIS System. Prior to the first anniversary of the Closing Date, acquire and have fully operational a new MIS system for its chief executive office and the POS terminals at each of its store/locations which are Year 2000 compliant and enhance the software and hardware components of its existing computer inventory tracking and financial systems in a manner reasonably acceptable to FINOVA;

          6.1.15 Bank Direction Letters. Use its best efforts to cause each bank or other financial institution at which any deposit account of a retail outlet of Borrower is now or hereafter situated to execute and deliver to FINOVA a letter agreement in form and substance acceptable to FINOVA confirming that such bank shall implement daily sweeps, by wire and ACH transfer, of all amounts in such account to the Blocked Account maintained pursuant to Section 2.10(c) hereof (a "Bank Direction Letter");

          6.1.16 Change in Bank Accounts. Promptly notify FINOVA in writing of any additions to or deletions from Exhibit 5.19 with respect to Borrower's bank accounts and, concurrent with opening any new account, cause to be delivered to FINOVA a Bank Direction Letter from the bank or financial institution maintaining such account;

          6.1.17 Blocked Account Direction. Cause all appropriate officers and other employees to deposit directly on a daily basis, all cash, checks, notes, drafts or other similar items relating to or constituting proceeds of or payments made in respect of any and all Collateral to (x) Borrower's Blocked Account; or (y) in the case of sales receipts from any retail outlet of Borrower, any other deposit account of Borrower listed on Exhibit 5.19 hereto for which a standing direction is in effect causing all such funds deposited therein to be remitted by wire or ACH Transfer to Borrower's Blocked Account;

          6.1.18 Customs, Duty and Freight. Promptly, but in no event later than three (3) Business Days after any Inventory ceases to be covered by a bill of lading from the carrier transporting such goods to the applicable United States port, (i) pay all applicable freight costs and duties, tariffs, taxes and any other governmental assessments applicable to the importation and/or sale of

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          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


all such Inventory no longer constituting In-Transit Inventory and (ii) satisfy all other requirements necessary for permitting all such Inventory to gain entry into the United States through the United States Customs Service in compliance with any applicable import quotas for immediate sale and/or distribution in the United States;

          6.1.19 Qualifying Bills of Lading. Cause all bills of lading and other documents of title issued by any carrier of goods owned by Borrower being transported to the United States or Canada from any other country to issue only documents of title constituting a Qualifying Bill of Lading or, if such goods are being transported other than by sea, any other negotiable document of title which has been issued in a manner consistent with the requirements for a Qualifying Bill of Lading;

          6.1.20 Booking of In-Transit Inventory and Related Liabilities. Reflect all purchases of Inventory and related liabilities resulting therefrom in its financial books and records upon the issuance of a Qualifying Bill of Lading in respect of such Inventory (or, if such goods are being transported other than by sea, any other negotiable document of title which has been issued in a manner consistent with the requirements for a Qualifying Bill of Lading);

          6.1.21 Appraisal Report. Cooperate with the Liquidator in the timely and accurate preparation of each Appraisal Report including, without limitation,
(i) making all necessary books, records and reports available for review, (ii) allowing access to all Collateral locations designated by the Liquidator and
(iii) causing employees to assist the Liquidator in responding to requests for information regarding the Collateral. Borrower shall also be obligated to promptly pay for (or reimburse FINOVA for) all costs, fees and expenses of liquidation in connection with the Appraisal Reports.

          6.1.22 Year 2000 Problems. Eliminate all Year 2000 Problems by the first anniversary of the Closing Date, except where the failure to correct the same could not reasonably be expected to have a material adverse change in the financial condition of Borrower.

          6.1.23 Supplemental Disclosure.

          To the extent not already provided for in this Section 6, promptly notify FINOVA in writing of any information that should supplement the Schedule and each applicable Exhibit hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Schedule or such Exhibit or as an exception to such representation or which is necessary to correct any information in the Schedule, such Exhibit or representation which has been rendered inaccurate thereby; provided, that, (a) no such supplement shall be or be deemed a waiver of any Event of Default resulting from the matters disclosed therein (other than an Event of Default resulting from non-disclosure), except as consented to by FINOVA in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

     6.2 Negative Covenants. Without FINOVA's prior written consent, which consent FINOVA may withhold in its sole discretion, so long as any Obligation remains outstanding and this Agreement is in effect, Borrower shall not:

          6.2.1 Mergers. Merge or consolidate with or acquire any other Person, or make any other material change in its capital structure or in its business or operations which might adversely affect the repayment of the Obligations;

          6.2.2 Loans. Make advances, loans or extensions of credit to, or invest in, any Person, except for loans or cash advances to employees which are permitted in the Schedule;

          6.2.3 Dividends. Declare or pay cash dividends upon any of its stock or distribute any of its property or redeem, retire, purchase or acquire directly or indirectly any of its stock unless otherwise permitted under the Subordination Agreement;

          6.2.4 Adverse Transactions. Enter into any transaction which materially and adversely affects the Collateral or its ability to repay the Obligations in full as and when due;

          6.2.5 Indebtedness of Others. Guarantee or become directly or conditionally liable for the Indebtedness of any Person, except by endorsement of instruments for deposit and except for the existing guarantees made by Borrower prior to the date hereof, if any, which are set forth in the Schedule;

          6.2.6 Repurchase. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or any other repurchase or return basis;

          6.2.7 Name. Use any corporate or fictitious name other than its corporate name as set forth in its Articles or Certificate of Incorporation on the date hereof or as set forth on the Schedule;

          6.2.8 Prepayment. Prepay any Indebtedness other than trade payables and other than the Obligations;

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


          6.2.9 Capital Expenditure. Make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Borrower in any fiscal year would exceed the amount set forth on the Schedule;

          6.2.10 Compensation. Pay total compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments, whether directly or indirectly, in money or otherwise, during any fiscal year to all of Borrower's executives, officers and directors (or any relative thereof) in an amount in excess of the amount set forth on the Schedule;

          6.2.11 Indebtedness. Create, incur, assume or permit to exist any Indebtedness (including Indebtedness in connection with Capital Leases) in excess of the amount set forth on the Schedule, other than (i) the Obligations,
(ii) trade payables and other contractual obligations to suppliers and customers incurred in the ordinary course of business, and (iii) other Indebtedness existing on the date of this Agreement and reflected in the Prepared Financials (except Indebtedness paid on the date of this Agreement from proceeds of the initial advances hereunder), and (iv) Subordinated Debt;

          6.2.12 Affiliate Transactions. Except as set forth below, sell, transfer, distribute or pay any money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or Indebtedness, or any property, of any Affiliate, or become liable on any guaranty of the indebtedness, dividends or other obligations of any Affiliate. Notwithstanding the foregoing, Borrower may pay compensation permitted by
Section 6.2.10 to employees who are Affiliates and, if no Event of Default has occurred, Borrower may (i) engage in transactions with Affiliates in the normal course of business, in amounts and upon terms which are fully disclosed to FINOVA and which are no less favorable to Borrower than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate, and
(ii) make payments to a Subordinating Creditor that is an Affiliate, subject to and only to the extent expressly permitted in the Subordination Agreement between such Subordinating Creditor and FINOVA;

          6.2.13 Nature of Business. Enter into any new business or make any material change in any of Borrower's business objectives, purposes or operations;

          6.2.14 FINOVA's Name. Use the name of FINOVA in connection with any of Borrower's business or activities, except in connection with internal business matters or as required in dealings with governmental agencies and financial institutions or with trade creditors of Borrower, solely for credit reference purposes;

          6.2.15 Margin Security. Engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G or Regulation U issued by the Board of Governors of the Federal Reserve System), nor permit proceeds of any Loan or other advance to be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or in any manner which might cause such Loan or other advance or the application of such proceeds to violate (or require any regulatory filing under) Regulation G, Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System, in each case as in effect on the date or dates of such Loan or other advance and such use of proceeds. Further, no proceeds of any Loan or other advance will be used to acquire any security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934; or

          6.2.16 Real Property. Purchase or acquire any real property without FINOVA's prior written consent, a condition of which consent shall include delivery of appropriate environmental reports and analysis, in form and substance satisfactory to FINOVA and its counsel;

          6.2.17 Issuance of Stock. Issue or permit any subsidiary to issue any capital stock after the Closing Date without the prior written approval of FINOVA;

          6.2.18 Change in Fiscal Year; Auditors. Change or permit any subsidiary to change the commencement or ending date of its fiscal year or retain the independent public auditors for purposes of preparing the Borrower's audited financial statements which are different than those retained by Borrower and its subsidiaries at the time of the Closing Date, in each case, without receiving the prior written consent of FINOVA;

          6.2.19 Preferred Stock. Amend the Statement of Rights and Preferences of the Preferred Stock or issue any new preferred stock; or

          6.2.20 Transporter Agreements. Enter into any arrangement or agreement with any custom agents, freight forwarders, principal domestic common carriers, or Brink's Incorporated or other similar cash receipts transporter, unless FINOVA receives an agreement with such party on terms and conditions acceptable to FINOVA.

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


7. DEFAULT AND REMEDIES.

     7.1 Events of Default. Any one or more of the following events shall constitute an Event of Default under this Agreement:

     (a) Borrower fails to pay when due and payable any portion of the Obligations at stated maturity, upon acceleration or otherwise;

     (b) Borrower or any other Loan Party fails or neglects to perform, keep, or observe any Obligation including, but not limited to, any term, provision, condition, covenant or agreement contained in any Loan Document to which Borrower or such other Loan Party is a party;

     (c) Any material adverse change occurs in Borrower's business, assets, operations, prospects or condition, financial or otherwise;

     (d) The prospect of repayment of any portion of the Obligations or the value or priority of FINOVA's security interest in the Collateral is materially impaired;

     (e) Any portion of Borrower's assets is seized, attached, subjected to a writ or distress warrant, is levied upon or comes into the possession of any judicial officer;

     (f) Borrower shall generally not pay its debts as they become due or shall enter into any agreement (whether written or oral), or offer to enter into any agreement, with all or a significant number of its creditors regarding any moratorium or other indulgence with respect to its debts or the participation of such creditors or their representatives in the supervision, management or control of the business of Borrower;

     (g) Any bankruptcy or other insolvency proceeding is commenced by Borrower, or any such proceeding is commenced against Borrower and remains undischarged or unstayed for forty-five (45) days;

     (h) Any notice of lien, levy or assessment is filed of record with respect to any of Borrower's assets;

     (i) Any final judgment is rendered against Borrower or any Guarantor which has not been bonded or stayed pending appeal and which (i) requires the payment of more than $25,000 by Borrower or any Guarantor (after deducting therefrom all amounts for which, in the reasonable opinion of FINOVA, applicable insurance coverage is then payable) and is not satisfied in full within thirty (30) days after entry, (ii) adversely affects the priority or value of FINOVA's liens on the Collateral, or (iii) results in a material and adverse affect on Borrower's or any Guarantor's business, assets, operations, prospects or condition, financial or otherwise taken as a whole;

     (j) Any default shall occur under (i) any material agreement between Borrower and any third party including, without limitation, any default which would result in a right by such third party to accelerate the maturity of any Indebtedness of Borrower to such third party, or (ii) any Subordinated Debt;

     (k) Any representation or warranty made or deemed to be made by Borrower, any Affiliate or any other Loan Party in any Loan Document or any other statement, document or report made or delivered to FINOVA in connection therewith shall prove to have been misleading in any material respect;

     (l) Any Guarantor dies, terminates or attempts to terminate its Guaranty or any security therefor or becomes subject to any bankruptcy or other insolvency proceeding;

     (m) Any Prohibited Transaction or Reportable Event shall occur with respect to a Plan which could have a material adverse effect on the financial condition of Borrower; any lien upon the assets of Borrower in connection with any Plan shall arise; Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which Borrower or any of its ERISA Affiliates may be required to pay to any Plan or any Multiemployer Plan as one or more contributions thereto; Borrower or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived;

     (n) Any transfer of more than ten percent (10%) of the issued and outstanding shares of common stock or other evidence of ownership of Borrower;

     (o) Borrower becomes obligated to make payments to the Internal Revenue Service in respect of its 1995 fiscal year tax return in an annual amount which exceeds $350,000; or

     (p) any material adverse change shall occur in the import quotas or duties, tariffs, taxes or other governmental assessments applicable to any material portion of goods imported by Borrower which has a material adverse effect on Borrower's assets, business or prospects, or any embargo or other export/import moratorium is declared with respect to any material portion of goods imported by Borrower or Borrower shall be unable to obtain the approval of the United States Customs Service or other applicable governmental approval to permit Borrower to access and sell into the United States any material portion of Inventory imported into the United States;

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


     NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, FINOVA RESERVES THE RIGHT TO CEASE MAKING ANY LOANS DURING ANY CURE PERIOD STATED ABOVE, AND THEREAFTER IF AN EVENT OF DEFAULT HAS OCCURRED.

     7.2 Remedies. Upon the occurrence of an Event of Default, FINOVA may, at its option and in its sole discretion and in addition to all of its other rights under the Loan Documents, cease making Loans, terminate this Agreement and/or declare all of the Obligations to be immediately payable in full. Borrower agrees that FINOVA shall also have all of its rights and remedies under applicable law, including, without limitation, the default rights and remedies of a secured party under the Code, and upon the occurrence of an Event of Default Borrower hereby consents to the appointment of a receiver by FINOVA in any action initiated by FINOVA pursuant to this Agreement and to the jurisdiction and venue set forth in Section 9.26 hereof, and Borrower waives notice and posting of a bond in connection therewith. Further, FINOVA may, at any time, take possession of the Collateral and keep it on Borrower's premises, at no cost to FINOVA, or remove any part of it to such other place(s) as FINOVA may desire, or Borrower shall, upon FINOVA's demand, at Borrower's sole cost, assemble the Collateral and make it available to FINOVA at a place reasonably convenient to FINOVA. FINOVA may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as FINOVA deems advisable, at FINOVA's discretion, and may, if FINOVA deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Borrower agrees that FINOVA has no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. FINOVA is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, in completing production, advertising or selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to FINOVA's benefit. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at its address set forth in the heading to this Agreement at least five (5) days before sale or other disposition. The proceeds of sale shall be applied, first, to all attorneys fees and other expenses of sale, and second, to the Obligations in such order as FINOVA shall elect, in its sole discretion. FINOVA shall return any excess to Borrower and Borrower shall remain liable for any deficiency to the fullest extent permitted by law.

     7.3 Standards for Determining Commercial Reasonableness. Borrower and FINOVA agree that the following conduct by FINOVA with respect to any disposition of Collateral shall conclusively be deemed commercially reasonable (but other conduct by FINOVA, including, but not limited to, FINOVA's use in its sole discretion of other or different times, places and manners of noticing and conducting any disposition of Collateral shall not be deemed unreasonable): Any public or private disposition: (i) as to which on no later than the fifth calendar day prior thereto written notice thereof is mailed or personally delivered to Borrower and, with respect to any public disposition, on no later than the fifth calendar day prior thereto notice thereof describing in general non-specific terms, the Collateral to be disposed of is published once in a newspaper of general circulation in the county where the sale is to be conducted (provided that no notice of any public or private disposition need be given to the Borrower or published if the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market); (ii) which is conducted at any place designated by FINOVA, with or without the Collateral being present; and (iii) which commences at any time between 8:00 a.m. and 5:00 p.m. Without limiting the generality of the foregoing, Borrower expressly agrees that, with respect to any disposition of accounts, instruments and general intangibles, it shall be commercially reasonable for FINOVA to direct any prospective purchaser thereof to ascertain directly from Borrower any and all information concerning the same, including, but not limited to, the terms of payment, aging and delinquency, if any, the financial condition of any obligor or account debtor thereon or guarantor thereof, and any collateral therefor.

8. EXPENSES AND INDEMNITIES

     8.1 Expenses. Borrower covenants that, so long as any Obligation remains outstanding and this Agreement remains in effect, it shall promptly reimburse FINOVA for all costs, fees and expenses incurred by FINOVA in connection with the negotiation, preparation, execution, delivery, administration and enforcement of each of the Loan Documents, including, but not limited to, the attorneys' and paralegals' fees of in-house and outside counsel, expert witness fees, lien, title search and insurance fees, appraisal fees, all charges and expenses incurred in connection with any and all environmental reports and environmental remediation activities, and all other costs, expenses, taxes and filing or recording fees payable in connection with the transactions contemplated by this Agreement, including without limitation all such costs, fees and expenses as FINOVA shall incur or for

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


which FINOVA shall become obligated in connection with (i) any inspection or verification of the Collateral, (ii) any proceeding relating to the Loan Documents or the Collateral, (iii) actions taken with respect to the Collateral and FINOVA's security interest therein, including, without limitation, the defense or prosecution of any action involving FINOVA and Borrower or any third party, (iv) enforcement of any of FINOVA's rights and remedies with respect to the Obligations or Collateral and (v) consultation with FINOVA's attorneys and participation in any workout, bankruptcy or other insolvency or other proceeding involving any Loan Party or any Affiliate, whether or not suit is filed or the issues are peculiar to federal bankruptcy or state insolvency laws. Borrower shall also pay all FINOVA charges in connection with bank wire transfers, forwarding of loan proceeds, deposits of checks and other items of payment, returned checks, establishment and maintenance of Blocked Accounts, and all other bank and administrative matters, in accordance with FINOVA's schedule of bank and administrative fees and charges in effect from time to time.

     8.2 Environmental Matters.

     The Environmental Certificate dated on or about the date of this Agreement is incorporated herein for all purposes as if fully stated in this Agreement.

9. MISCELLANEOUS.

     9.1 Examination of Records; Financial Reporting.

     (a) Examinations. FINOVA shall at all reasonable times have full access to and the right to examine, audit, make abstracts and copies from and inspect Borrower's records, files, books of account and all other documents, instruments and agreements relating to the Collateral and the right to check, test and appraise the Collateral. Borrower shall deliver to FINOVA any instrument necessary for FINOVA to obtain records from any service bureau maintaining records for Borrower. All instruments and certificates prepared by Borrower showing the value of any of the Collateral shall be accompanied, upon FINOVA's request, by copies of related purchase orders and invoices. FINOVA may, at any time after the occurrence of an Event of Default, remove from Borrower's premises Borrower's books and records (or copies thereof) or require Borrower to deliver such books and records or copies to FINOVA. FINOVA may, without expense to FINOVA, use such of Borrower's personnel, supplies and premises as may be reasonably necessary for maintaining or enforcing FINOVA's security interest.

     (b) Reporting Requirements. Borrower shall furnish FINOVA, upon request, such information and statements as FINOVA shall request from time to time regarding Borrower's business affairs, financial condition and the results of its operations. Without limiting the generality of the foregoing, Borrower shall provide FINOVA with: (i) FINOVA's standard form collateral and loan report, daily, and upon FINOVA's request, copies of sales journals, cash receipt journals, and deposit slips; (ii) upon FINOVA's request, copies of sales invoices, customer statements and credit memoranda issued, remittance advices and reports; (iii) copies of shipping and delivery documents, upon request; (iv) on or prior to the date set forth on the Schedule, monthly agings (aged from invoice date) and reconciliations of Receivables (with listings of concentrated accounts), payables reports, inventory reports, compliance certificates and unaudited financial statements with respect to the prior month prepared on a basis consistent with such statements prepared in prior months and otherwise in accordance with GAAP; (v) audited annual consolidated and consolidating financial statements, prepared in accordance with GAAP applied on a basis consistent with the most recent Prepared Financials provided to FINOVA by Borrower, including balance sheets, income and cash flow statements, accompanied by the unqualified report thereon of independent certified public accountants acceptable to FINOVA, as soon as available, and in any event, within ninety (90) days after the end of each of Borrower's fiscal years; (vi) such certificates relating to the foregoing as FINOVA may request, including, without limitation, a monthly certificate from the president and the chief financial officer of Borrower showing Borrower's compliance with each of the financial covenants set forth in this Agreement, and stating whether any Event of Default has occurred or event which, with giving of notice or the passage of time, or both, would constitute an Event of Default, and if so, the steps being taken to prevent or cure such Event of Default; and (vii) on or prior to the date set forth on the Schedule, monthly Appraisal Reports, Trucking Reports and Unpaid Rent Reports. All reports or financial statements submitted by Borrower shall be in reasonable detail and shall be certified by the principal financial officer of Borrower as being complete and correct.

     (c) Guarantor's Financial Statements and Tax Returns. Borrower shall cause the Guarantor to deliver to FINOVA such Guarantor's annual financial statement (in form acceptable to FINOVA) and a copy of such Guarantor's federal income tax return with respect to the corresponding year, in each case on the date when such tax return is due or, if earlier, on the date when available.

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


     9.2 Term; Termination.

     (a) Term. The Initial Term of the Revolving Credit Loans facility and the obligation of FINOVA to made advances with respect thereto in accordance with this Agreement shall be as set forth on the Schedule, and the Revolving Credit Loans facility and this Agreement shall be renewed for one or more Renewal Term(s) at the discretion of FINOVA as set forth in the Schedule, unless earlier terminated as provided herein.

     (b) Prior Notice. Each party shall have the right to terminate this Agreement effective at the end of the Initial Term or at the end of any Renewal Term by giving the other party written notice not less than sixty (60) days prior to the effective date of such termination, by registered or certified mail.

     (c) Payment in Full. Upon the effective date of termination, the Obligations shall become immediately due and payable in full in cash.

     (d) Early Termination; Termination Fee. In addition to the procedure set forth in Section 9.2(b), Borrower may terminate this Agreement at any time but only upon sixty (60) days' prior written notice and prepayment of the Obligations. Upon any such early termination (or any voluntary prepayment of any Term Loan) by Borrower or any termination of this Agreement by FINOVA upon the occurrence of an Event of Default, then, and in any such event, Borrower shall pay to FINOVA upon the effective date of such termination a fee (the "Termination Fee") in an amount equal to the amount shown on the Schedule.

     9.3 Recourse to Security; Certain Waivers. All Obligations shall be payable by Borrower as provided for herein and, in full, at the termination of this Agreement; recourse to security shall not be required at any time. Borrower waives presentment and protest of any instrument and notice thereof, notice of default and, to the extent permitted by applicable law, all other notices to which Borrower might otherwise be entitled.

     9.4 No Waiver by FINOVA. Neither FINOVA's failure to exercise any right, remedy or option under this Agreement, any supplement, the Loan Documents or other agreement between FINOVA and Borrower nor any delay by FINOVA in exercising the same shall operate as a waiver. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in writing by FINOVA as herein provided. No waiver by FINOVA shall be effective unless in writing and then only to the extent stated. No waiver by FINOVA shall affect its right to require strict performance of this Agreement. FINOVA's rights and remedies shall be cumulative and not exclusive.

     9.5 Binding on Successor and Assigns. All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of and bind FINOVA's and Borrower's respective representatives, successors and assigns.

     9.6 Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

     9.7 Amendments; Assignments. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and FINOVA. Borrower may not sell, assign or transfer any interest in this Agreement or any other Loan Document, or any portion thereof, including, without limitation, any of Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Borrower hereby consents to FINOVA's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, FINOVA's rights, title, interests, remedies, powers and duties hereunder or thereunder. In connection therewith, FINOVA may disclose all documents and information which FINOVA now or hereafter may have relating to Borrower or Borrower's business. To the extent that FINOVA assigns its rights and obligations hereunder to a third party, FINOVA shall thereafter be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third party.

     9.8 Integration. This Agreement, together with the Schedule (which is a part hereof) and the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby.

     9.9 Survival. All of the representations and warranties of Borrower contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties. No termination of this Agreement or of any guaranty of the Obligations shall affect or impair the powers, obligations, duties, rights, representations, warranties or liabilities of the parties hereto and all shall survive such termination.

     9.10 Evidence of Obligations. Each Obligation may, in FINOVA's discretion, be evidenced by notes or other instruments issued or made by Borrower to FINOVA. If not so evidenced, such Obligation shall be evidenced solely by entries upon FINOVA's books and records.

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


     9.11 Loan Requests. Each oral or written request for a loan by any Person who purports to be any employee, officer or authorized agent of Borrower shall be made to FINOVA on or prior to 11:00 a.m. Los Angeles time, on the Business Day on which the proceeds thereof are requested to be paid to Borrower and shall be conclusively presumed to be made by a Person authorized by Borrower to do so and the crediting of a loan to Borrower's operating account shall conclusively establish Borrower's obligation to repay such loan. Unless and until Borrower otherwise directs FINOVA in writing, all loans shall be wired to Borrower's operating account set forth on the Schedule.

     9.12 Notices. Any written notice, consent or other communication provided for in this Agreement shall be delivered personally (effective upon delivery), via facsimile (effective upon confirmation of transmission), via overnight courier (effective the next business day after dispatch if instructed to deliver on next business day) or via U.S. Mail (effective 3 days after mailing, postage prepaid, first class) to each party at its address(es) and/or facsimile number(s) set forth below its signature, or to such other address as either party shall specify to the other in writing from time to time.

     9.13 Brokerage Fees. Borrower represents and warrants to FINOVA that, with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold FINOVA harmless against any and all such claims.

     9.14 Disclosure. No representation or warranty made by Borrower in this Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or which reasonably should be known to Borrower which Borrower has not disclosed to FINOVA in writing with respect to the transactions contemplated by this Agreement which materially and adversely affects the business, assets, operations, prospects or condition (financial or otherwise), of Borrower.

     9.15 Publicity. FINOVA is hereby authorized to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

     9.16 Captions. The Section titles contained in this Agreement are without substantive meaning and are not part of this Agreement.

     9.17 Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its Obligations under this Agreement, any remedy at law may prove to be inadequate relief to FINOVA. Therefore, FINOVA, if it so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     9.18 Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument, admissible into evidence. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

     9.19 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

     9.20 Time of Essence. Time is of the essence for the performance by Borrower of the Obligations set forth in this Agreement.

     9.21 Limitation of Actions. Borrower agrees that any claim or cause of action by Borrower against FINOVA, or any of FINOVA's directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Agreement, or any other present or future agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, whether or not relating hereto or thereto, occurred, done, omitted or suffered to be done by FINOVA, or by FINOVA's directors, officers, employees, agents, accountants or attorneys, whether sounding in contract or in tort or otherwise, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and complaint on an officer of FINOVA or any other Person authorized to accept service of process on behalf of FINOVA, within 30 days thereafter. Borrower agrees that such one-year period of time is a reasonable

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by a specific written agreement of FINOVA. This provision shall survive any termination of this Loan Agreement or any other agreement.

     9.22 Liability. Neither FINOVA nor any FINOVA Affiliate shall be liable for any indirect, special, incidental or consequential damages in connection with any breach of contract, tort or other wrong relating to this Agreement or the Obligations or the establishment, administration or collection thereof (including without limitation damages for loss of profits, business interruption, or the like), whether such damages are foreseeable or unforeseeable, even if FINOVA has been advised of the possibility of such damages. Neither FINOVA, nor any FINOVA Affiliate shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by the Borrower through the ordinary negligence of FINOVA, or any FINOVA Affiliate. "FINOVA Affiliate" shall mean FINOVA's directors, officers, employees, agents, attorneys or any other Person or entity affiliated with or representing FINOVA.

     9.23 Notice of Breach by FINOVA. Borrower agrees to give FINOVA written notice of (i) any action or inaction by FINOVA or any attorney of FINOVA in connection with any Loan Documents that may be actionable against FINOVA or any attorney of FINOVA or (ii) any defense to the payment of the Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty or duty implied by law. Borrower agrees that unless such notice is fully given as promptly as possible (and in any event within thirty (30) days) after Borrower has knowledge, or with the exercise of reasonable diligence should have had knowledge, of any such action, inaction or defense, Borrower shall not assert, and Borrower shall be deemed to have waived, any claim or defense arising therefrom.

     9.24 Application of Insurance Proceeds. The net proceeds of any casualty insurance insuring the Collateral, after deducting all costs and expenses (including attorneys' fees) of collection, shall be applied, at FINOVA's option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to FINOVA, or toward payment of the Obligations. Any proceeds applied to the payment of Obligations shall be applied in such manner as FINOVA may elect. In no event shall such application relieve Borrower from payment in full of all installments of principal and interest which thereafter become due in the order of maturity thereof.

     9.25 Power of Attorney. Borrower appoints FINOVA and its designees as Borrower's attorney, with the power to endorse Borrower's name on any checks, notes, acceptances, money orders or other forms of payment or security that come into FINOVA's possession; to sign Borrower's name on any invoice or bill of lading relating to any Receivable, on drafts against customers, on assignments of Receivables, on notices of assignment, financing statements and other public records, on verifications of accounts and on notices to customers or account debtors; to send requests for verification of Receivables to customers or account debtors; after the occurrence of any Event of Default, to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by FINOVA and to open and dispose of all mail addressed to Borrower; and to do all other things FINOVA deems necessary or desirable to carry out the terms of this Agreement. Borrower hereby ratifies and approves all acts of such attorney. Neither FINOVA nor any of its designees shall be liable for any acts or omissions nor for any error of judgment or mistake of fact or law while acting as Borrower's attorney. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied and FINOVA's obligation to provide loans hereunder shall have terminated.

     9.26 Governing Law; Waivers. THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ENFORCEMENT OF THE OBLIGATIONS, SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAWS RULES) OF THE STATE OF ARIZONA GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF MARICOPA IN THE STATE OF ARIZONA OR, AT THE SOLE OPTION OF FINOVA, IN ANY OTHER COURT IN WHICH FINOVA SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER WAIVES ANY OBJECTION OF FORUM NON CONVENIENS AND VENUE. BORROWER FURTHER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MESSENGER, CERTIFIED MAIL OR REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS SET FORTH BELOW ITS SIGNATURE HERETO AND SERVICE SO MADE SHALL BE DEEMED TO

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO BORROWER'S ADDRESS; BORROWER FURTHER WAIVES ANY RIGHT IT MAY OTHERWISE HAVE TO COLLATERALLY ATTACK ANY JUDGMENT ENTERED AGAINST IT.

     9.27 MUTUAL WAIVER OF RIGHT TO JURY TRIAL. FINOVA AND BORROWER EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AGREEMENT; (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN FINOVA AND BORROWER; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF FINOVA OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH FINOVA OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.


                            [SIGNATURE PAGE FOLLOWS]

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


                [SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]


BORROWER:                              FINOVA:

JAY JACOBS INC.                        FINOVA CAPITAL CORPORATION

Fed. Tax ID # 91-0698077


By /s/ WILLIAM L. LAWRENCE             By /s/ PHILIP ISOM
   -------------------------------        -------------------------------

     Executive Vice President/CFO      Title  Vice President


Borrower's address for notices:        FINOVA's address for notices:

Jay Jacobs, Inc.                       FINOVA Capital Corporation
                                       355 South Grand Avenue
1530 Fifth Avenue                      Suite 2400
                                       Los Angeles, CA  90071
Seattle, Washington 98101              Attn: John Bonano and Account Officer
                                       Facsimile: (213) 625-2486
Attn: William L. Lawrence
                                       with a copy to:
Facsimile 206-621-9830                 ---------------
                                       FINOVA Capital Corporation
01/98                                  1850 North Central Avenue
                                       Phoenix, AZ  85002
                                       Attn: Joseph D'Amore, Esq.
                                       Facsimile: (602) 207-5036

                                   Schedule to
                           Loan and Security Agreement

Borrower: JAY JACOBS, INC.
Address:  1530 Fifth Avenue
          Seattle, WA  98101

Date:     May 29, 1998

This Schedule forms an integral part of the Loan and Security Agreement between the above Borrower and FINOVA Capital Corporation dated the above date, and all references herein and therein to "this Agreement" shall be deemed to refer to said Agreement and to this Schedule.

================================================================================
DEFINITIONS (SECTION 1):

     "Guarantor" means J.J. Distribution Company, a Washington corporation.

     "Subordinating Creditors" means each of Cahill, Warnock Strategic Partners Fund, L.P., Strategic Associates, L.P. and T. Rowe Price Recovery Fund II, L.P.

================================================================================
TOTAL FACILITY (SECTION 2.1):

     $15,000,000

================================================================================
LOANS (SECTION 2.2):

               Revolving Credit Loans: A revolving line of credit consisting of loans against Borrower's Eligible Inventory ("Revolving Credit Loans") in an aggregate outstanding principal amount not to exceed the lesser of (a) or (b) below:

                    (a) Fifteen Million Dollars ($15,000,000) (the "Revolving Credit Limit"), less any Loan Reserves, or

                    (b) an amount not to exceed the product of (i) the applicable Advance Rate and (b) the value of Borrower's Eligible Inventory, calculated at the lower of cost or market value and determined on a first-in, first-out basis, less any Loan Reserves

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


================================================================================
LETTERS OF CREDIT (SECTION 2.4):

               The aggregate face amount of all outstanding Letters of Credit from time to time shall not exceed $5,000,000, and shall be reserved against the availability of Revolving Credit Loans pursuant to Section 2.4 hereof. The L/C Fee shall equal 1% per annum of the aggregate face amount of each Letter of Credit outstanding from time to time during the term of this Agreement. The L/C Fee shall be deemed to be fully earned upon the issuance of each Letter of Credit and shall be due and payable on the first Business Day of each month following a month during which any Letter of Credit is outstanding.

================================================================================
INTEREST AND FEES (SECTION 2.6):

               Revolving Interest Rate. Borrower shall pay FINOVA interest on the daily outstanding balance of Borrower's Revolving Credit Loans at a per annum rate of one half percent (.50%) in excess of the rate of interest announced publicly by Citibank, N.A., (or any successor thereto), from time to time as its "prime rate" (the " Prime Rate") which may not be such institution's lowest rate. The interest rate chargeable hereunder in respect of the Revolving Credit Loans (herein, the "Revolving Interest Rate") shall be increased or decreased, as the case may be, without notice or demand of any kind, upon the announcement of any change in the Prime Rate. Each change in the Prime Rate shall be effective hereunder on the first day following the announcement of such change. Interest charges and all other fees and charges herein shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable to FINOVA in arrears on the first day of each month.

               Collateral Monitoring Fee. At the closing of this transaction and on the first day of each calendar month thereafter, Borrower shall pay FINOVA a collateral monitoring fee of $1,500 ("Collateral Monitoring Fee"); provided however, that Borrower agrees and acknowledges that each Loan Year a full year's fee shall be deemed earned at the beginning of the respective Loan Year.

               Facility Fee. Borrower shall pay to FINOVA a facility fee equal to $150,000 ("Facility Fee") which shall be deemed fully earned on the Closing Date. One-half of the Facility Fee shall be due and payable on the Closing Date and the other half of the Facility Fee shall be due and payable or the earlier of (i) December 1, 1998 or (ii) termination of the Agreement.

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


               Examination Fee. Borrower agrees to pay to FINOVA an examination fee in the amount of $600 per person per day in connection with each audit or examination of Borrower performed by FINOVA prior to or after the date hereof, plus all costs and expenses incurred in connection therewith (the "Examination Fee"). Such examination shall be performed no less frequently than on a quarterly basis. Without limiting the generality of the foregoing, Borrower shall pay to FINOVA an initial Examination Fee in an amount equal to $600 per person per day, plus all costs and expenses incurred in connection therewith. Such initial Examination Fee shall be deemed fully earned at the time of payment and due and payable upon the closing of this transaction, and shall be deducted from any good faith deposit paid by Borrower to FINOVA prior to the date of this Agreement.

================================================================================
NOTIFICATION OF CLOSING (SECTION 2.13):

               The amount for purposes of Section 2.13 shall be $12,000,000.

================================================================================
CONDITIONS OF CLOSING (SECTION 4.1):

               The obligation of FINOVA to make the initial advance hereunder or to issue or arrange for the issuance of the initial Letter of Credit hereunder is subject to the fulfillment, to the satisfaction of FINOVA and its counsel, of each of the following conditions, in addition to the conditions set forth in Sections
               4.1 and 4.2 above:

               (a) Minimum Excess Availability (Section 4.1(b)). The minimum Excess Availability shall not be less than $2,000,000 assuming all accounts payable outstanding 60 days or more from their original invoice date have been paid in full.

               (b) No Material Adverse Change (Section 4.1(s)). No material adverse change has occurred in the Borrower's business, operations, financial condition, or assets or in the prospect of repayment of the Obligations since January 31, 1998.

               (c) Validity and Support Agreements. William Lawrence shall have delivered a Validity and Support Agreement in favor of FINOVA, and in form and substance satisfactory to FINOVA.

               Borrower shall cause the conditions precedent set forth in
               Section 4.1 of this Agreement and set forth above in this Schedule to be satisfied, and shall provide evidence to FINOVA that all such conditions precedent have been satisfied, on or before June 15, 1998.

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


================================================================================
BORROWER INFORMATION:

     Borrower's State of Incorporation (Section 5.1):Washington

     Borrower's copyrights, patents trademarks, and licenses (Section 5.5): See
     Exhibit 5.5.

     Fictitious Names/Prior Corporate Names (Section 5.2):

          Prior Corporate Names: None.

          Fictitious Names: None.

     Borrower Locations (Section 5.16) See Exhibit 5.16.

     Borrower's Federal Tax Identification Number (Section 5.16): 91-0698077

     Borrower Bank Accounts (Section 5.19):

     Permitted Encumbrances (Section 1.1): See Exhibit 1.1.

================================================================================

FINANCIAL COVENANTS (SECTION 6.1.13):

               Borrower shall comply with all of the following covenants. Compliance shall be determined as of the end of each month or quarter (as determined by FINOVA in its sole discretion), except as otherwise specifically provided below:

     EBITDA: Borrower shall maintain Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") for the twelve month period ending on the dates set forth below in the amounts set forth opposite such dates:

                    12 Month Period Ending                      EBITDA
                    ----------------------                      ------




     Senior Debt Service Coverage Ratio: As of the last day of each calendar quarter ended March 31, June 30, September 30 or December 31, Borrower's Operating Cash Flow/Actual for the consecutive 12-month period ending as of such last day must be at least (i) from the Closing Date until January 31, 2000, 1.0 times the amount necessary to meet Borrower's Senior Contractual Debt Service for such 12-month period (ii) from February 1, 2000 until July 31, 2000, 1.1 times the amount necessary to meet Borrower's Senior Contractual Debt for such 12-month period and (iii) from August 31, 2000 thereafter, the Projected Debt Service Multiple<F3> times the amount

---------------------------
3 FINOVA to advise on Senior Debt Service Courage Ratio for August 31, 2000 to end of facility.

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


               necessary to meet Borrower's Senior Contractual Debt Service for such 12-month period; provided however, that, with respect to the calculations set forth herein for the period from the Closing Date through December 31, 1998, Borrower's Operating Cash Flow/Actual and Senior Contractual Debt Service shall be determined beginning as of April 1, 1998 (the "Start Date") and be measured as follows: (x) the time period from the Start Date through June 30, 1998, shall be for such amounts for such period,
               (y) the time period from the Start Date through September 30, 1998, shall be for such amounts for such period, and (z) the time period from the Start Date through December 31, 1998, shall be for such amounts for such period; and, provided further, that all such determinations shall be made on a consolidated basis.

================================================================================
NEGATIVE COVENANTS (SECTION 6.2):

     Employee Advances: Borrower shall not make any loans or advances to employees except in the ordinary course of business and consistent with past practices of Borrower in an aggregate amount not exceeding at any time [$________].<F4>

     Existing Guaranties: See Exhibit 6.2.5 hereto.

     Capital Expenditures: Borrower shall not make or incur any Capital
               Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Borrower in any fiscal year (beginning with the 1998 fiscal year) would exceed $2,500,000.

     Compensation: Borrower shall not pay total compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments, whether directly or indirectly, in money or otherwise, during any fiscal year to all of Borrower's executives, officers and directors (or any relative thereof) in an amount in excess of $<F5>_______.

     Indebtedness: Borrower shall not create, incur, assume or permit to exist any Indebtedness (including Indebtedness in connection with Capital Leases) in excess of [$______]<F6> other than (i) the Obligations, (ii) trade payables and other contractual obligations to suppliers and customers incurred in the ordinary course of business and (iii) other Indebtedness existing on the date of this Agreement and reflected in Exhibit 6.2.11 attached hereto (other than Indebtedness paid on the date of this Agreement from proceeds of the initial advances hereunder).

________________________

4  Borrower to propose acceptable dollar amount.

5  Borrower to propose acceptable dollar amount.

6  Borrower to propose acceptable dollar amount.

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


================================================================================
REPORTING REQUIREMENTS (SECTION 9.1):

               1. Borrower shall provide FINOVA with monthly agings aged by invoice date and reconciliations of Receivables within ten
                  (10) days after the end of each month.

               2. Borrower shall provide FINOVA with monthly accounts payable agings aged by invoice date, outstanding or held check registers and inventory certificates within ten (10) days after the end of each month.

               3. Borrower shall provide FINOVA with monthly perpetual inventory reports for the Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are reasonably requested by FINOVA, all within ten (10) days after the end of each month.

               4. Borrower shall provide FINOVA with monthly unaudited financial statements within thirty (30) days after the end of each month.

               5. Borrower shall provide FINOVA with audited consolidated and consolidating fiscal financial statements within one hundred twenty (120) days after the end of each fiscal year, as more specifically described in Section 9.1(b) hereof, and with an opinion issued by a Certified Public Accountant which is acceptable to FINOVA.

               6. Borrower shall provide FINOVA with annual operating budgets
                  (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower within thirty (30) days prior to the end of each fiscal year of Borrower.

               7. Borrower's balance sheets for purposes of the definition of
                  Prepared Financials Shall be as of January 31, 1998.

               8. Borrower shall provide FINOVA with monthly Appraisal Reports,
                  Unpaid Rent Reports and Trucking Reports within ten (10) days after the end of each month.

================================================================================
TERM (SECTION 9.2):

               The initial term of this Agreement shall be three year(s) from the date hereof (the "Initial Term") and shall be renewed for successive periods of one (1) year each (each, a "Renewal Term") at the discretion of FINOVA, unless earlier terminated as provided in Section 7 or 9.2 above or elsewhere in this Agreement.

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


================================================================================

TERMINATION FEE (SECTION 9.2):

               (A) Revolving Credit Loans Facility. The Termination Fee applicable to the Revolving Credit Loans facility provided for in
               Section 9.2(d) shall be an amount equal to the following percentage of the average daily outstanding balance of the Obligations for the 180-day period (or lesser period if applicable) preceding the date of termination:

               (i) three percent (3%), if such early termination occurs on or prior to the first anniversary of the date of this Agreement;

               (ii) two percent (2%), if such early termination occurs after the first anniversary of the date of this Agreement but on or prior to the second anniversary of the date of this Agreement; and

               (iii) one percent (1%), if such early termination occurs after the second anniversary of the date of this Agreement but prior to the last day of the Initial Term or any Renewal Term.

================================================================================
DISBURSEMENT (SECTION 9.11):

               Unless and until Borrower otherwise directs FINOVA in writing, all loans shall be wired to Borrower's following operating account:<F7>
               --------------------------------------------------------

               --------------------------------------------------------

================================================================================



                            [Signature Page Follows]

------------------------

7 Borrower provided applicable account information.

          FINOVA                                     Loan and Security Agreement
          ----------------------------------------------------------------------


Borrower:                              FINOVA:
JAY JACOBS, INC.                       FINOVA CAPITAL
                                       CORPORATION



By /s/ WILLIAM L. LAWRENCE             By /s/ PHILIP ISOM
   -------------------------------        -------------------------------
Title Executive Vice President/CFO     Title Vice President
      ----------------------------           ----------------------------



           [Signature Page to Schedule to Loan and Security Agreement]

STATE OF                )
                        ) ss.
COUNTY OF               )

          BEFORE ME, a Notary Public, in and for said county and state, personally appeared the above-named Jay Jacobs, Inc., a Washington corporation, by _______________________________, its _______________________, who
acknowledged that he/she did sign the foregoing agreement and that the same is his/her free act and deed and the free act and deed of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and official seal at __________, __________ this ___ day of __________, 199___.


                                       -----------------------------------
                                       Notary Public

                                   Exhibit 1.1

                             PERMITTED ENCUMBRANCES

None

                                   Exhibit 5.5

                              INTELLECTUAL PROPERTY

                Trademarks/Servicemarks Owned By Jay Jacobs, Inc.


                                        REGISTRATION      REGISTRATION
         TRADEMARK                           NO.              DATE
         ---------                      ------------      ------------
Authentic Gear                           1,711,839            9/1/92
Private Edition                          1,344,290           3/13/84
ECC                                      1,710,139           8/15/92
American Sportswear Exchange             1,216,849          11/16/82
D.D. Sloane                              1,234,694           4/12/83
Fashion Direction*                       1,444,613           6/23/87
     *also registered in Idaho              13,694           7/13/92


         SERVICEMARK
         -----------
Jay Jacobs                               1,263,288            1/3/84
JJ                                       1,230,516            3/8/83

                                  Exhibit 5.16

                                    LOCATIONS

See attached list

                                  Exhibit 5.19

                                  BANK ACCOUNTS

See attached list

                                  Exhibit 6.2.5

                               EXISTING GUARANTIES

None

                                 Exhibit 6.2.11

                                  INDEBTEDNESS

None